FORM 1-A
REGULATIONS A OFFERING STATEMENT
UNDER THE SECURITIES ACT OF 1933

PART III – EXHIBITS

Item 17:

1. *Underwriting Agreement*: Not required.
2. *Charter and Bylaws:* Attached. Including with Charter is Appointment of Agent Agreement. Note: Attached is the certificate of incorporation and related documents of the wholly owned subsidiary, First Jersey Capital Corporation. Pages 30-54.
3. *Instruments defining the rights of securityholders:* Attached as part of the bylaws. Pages 42-54.
4. *Subscription Agreement* – Attached. Pages 55-61.
5. *Voting Trust Agreement* – None
6. *Material Contracts:*
   - (a) Stock Purchase Agreement – Christopher Netelkos. Pages 62-68.
   - (b) Christopher Netelkos Employment Agreement. Pages 69-72.
   - (c) Option Agreement to Purchase Assts –James Guercioni. Pages 73-76. Employment Agreement and Stock Option. Pages 77-89. Corresponding Minutes of September 10, 2018. Pages 90-92.
   - (d) Eden Willow Netelkos Employment Agreement with stock option provision. Pages 93-106.
   - (e) Deborah K. Williams Employment Agreement and Stock purchase. Pages 106-112.
   - (f) Support corporate minutes for issuance of common stock to Christopher Netelkos, Eden Willow Netelkos and Deborah K. Williams. Page 37.
   - (g) Transfer Agent Agreement. 113-136.
7. *Plan of acquisition*: Document under 6(c)
8. *Escrow Agreement:* – None
9. *Letter re change in certifying accountant* – Does not apply.
10. *Power of attorney* – Christopher Netelkos as President and Secretary. A power of attorney (POA) document oF Christopher Netelkos that appointed Eden Willow Netelkos to manage the affairs of First Jersey Cannabis Corporation if Mr. Netelkos is become unable to do so.
11. *Consents* – None necessary
12. *Opinion re legality* – Not included.
13. *"Testing the water" materials:* – None used
14. *Appointment of agent for service of process:* – refer to Section 2, page 32.

Wyoming Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Aug 31 2018 10:10AM
Original ID: 2018-000818627

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
FIRST JERSEY CANNABIS CORPORATION

II. The name and physical address of the registered agent of the corporation is:
LEGALINC CORPORATE SERVICES INC.
5830 E 2nd St Ste 8
Casper, WY 82609

III. The mailing address of the corporation is:
2186 GREENVILLE TPKE
PORT JERVIS, NY 12771

IV. The principal office address of the corporation is:
2186 GREENVILLE TPKE
PORT JERVIS, NY 12771

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	10,000,000	Common Par Value:	$0.0100
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
INCFILE.COM LLC
17350 STATE HWY 249 #220, HOUSTON, TX, 77064

Signature: *MARSHA SIHA* Date: **08/31/2018**
Print Name: **MARSHA SIHA**
Title: **INCORPORATOR**
Email: **EFILE1234@INCFILE.COM**
Daytime Phone #: **(888) 462-3453**

Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: INCFILE.COM LLC

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

> **W.S. 6-5-308. Penalty for filing false document.**
>
> (a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:
>
> (i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;
>
> (ii) Makes any materially false, fictitious or fraudulent statement or representation; or
>
> (iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:
By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*MARSHA SIHA*	Date:	**08/31/2018**
Print Name:	**MARSHA SIHA**		
Title:	**INCORPORATOR**		
Email:	**EFILE1234@INCFILE.COM**		
Daytime Phone #:	**(888) 462-3453**		

Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

LEGALINC CORPORATE SERVICES INC., whose registered office is located at **5830 E 2nd St Ste 8, Casper, WY 82609**, voluntarily consented to serve as the registered agent for **FIRST JERSEY CANNABIS CORPORATION** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	*MARSHA SIHA*	Date:	**08/31/2018**
Print Name:	**MARSHA SIHA**		
Title:	**INCORPORATOR**		
Email:	**EFILE1234@INCFILE.COM**		
Daytime Phone #:	**(888) 462-3453**		


1

1,000

FIRST JERSEY CAPITAL CORPORATION

Incorporated under the laws of the State of New Jersey

Total Authorized Issue
1,000 Shares $.01 Par Value
Common Stock

See Reverse for Certain Definitions

This is to certify that FIRST JERSEY CANNABIS CORPORATION is the owner of
***** ONE THOUSAND ***** fully paid and
non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated September 5, 2018

Secretary

President

CORPKIT, NEW YORK

MINUTES OF SPECIAL MEETING OF BOARD OF DIRECTORS

FIRST JERSEY CANNABIS CORPORATION

A special meeting of the Board of Directors of the above-named Corporation was held on the:

Date:	September 17, 2018
Time:	8:15 AM
Place:	2186 Greenville Turnpike, Port Jervis, New York 12771

The following Directors were present, constituting a quorum:

Christopher Netelkos
Eden Willow Netelkos

The Chairperson, Christopher Netelkos, called the meeting to order and then advised that all of the shareholders had requested that the Corporation approve the below stated Agreements. Upon motion duly made, seconded and unanimously approved, it was:

RESOLVED, that the Corporation has formally issued the following stock certificates pursuant to various transaction since its inception:

Christopher Netelkos 2,000,000 shares of common shares, par value $0.01 per share, certificate number 1;

Eden Willow Netelkos 10,000 shares of common shares, par value $0.01 per share, certificate number 2; and

Deborah K. Williams 10,000 shares of common shares, par value $0.01 per share, certificate number 4.

Note: Certification number 3 was declared VOID due to typing error on face of certificate.

Attachment copies of the certificates' issued are made part of the report.

RESOLVED, that the Corporation has elected Eden Willow Netelkos, Assistant Secretary, effective immediately.

Page 2/ meeting of Board of Directors, September 17, 2018

____

THERE ARE NO FURTHER business to come before the meeting, upon motion duly made, seconded and unanimously adopted, the meeting was adjourned.

____
Christopher Netelkos
President/Secretary

____
Eden Willow Netelkos
Vice President/Assistant Secretary

Number 1

Shares 2,000,000

See Reverse for Certain Definitions

Incorporated under the laws of the State of Wyoming

FIRST JERSEY CANNABIS CORPORATION

Total Authorized Issue
10,000,000 Shares
Common Stock
$0.01 par value

This is to certify that CHRISTOPHER NETELKOS is the owner of

********** TWO MILLION ********** fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated September 17, 2018

Asst. Secretary

Chief Executive Officer

CORPKIT, NEW YORK

NUMBER 2

SHARES 10,000

See Reverse for Certain Definitions

Incorporated under the laws of the State of Wyoming

FIRST JERSEY CANNABIS CORPORATION

Total Authorized Issue
10,000,000 Shares XxxXXXXXXXXXXXXX
Common Stock
par value $0.01

This is to certify that EDEN WILLOW NETELKOS is the owner of

********* TEN THOUSAND ************* fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated September 17, 2018

Asst. Secretary

Chief Executive Officer

CORPKIT, NEW YORK

NUMBER 4

SHARES 10,000

See Reverse for Certain Definitions

Incorporated under the laws of the State of Wyoming

FIRST JERSEY CANNABIS CORPORATION

Total Authorized Issue
10,000,000 Shares XXXXXXXXXX
Common Stock
$0.01 par value

This is to certify that DEBORAH K. WILLIAMS is the owner of

************* TEN THOUSAND *********** fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated September 17, 2018

Asst Secretary

Chief Executive Officer

CORPKIT, NEW YORK

MINUTES OF FIRST MEETING OF BOARD OF DIRECTORS Of

FIRST JERSEY CANNABIS CORPORATION

The first meeting of the Board of Directors of FIRST JERSEY CANNABIS CORPORATION was held at:

DATE:	August 31, 2018
TIME:	9:30 AM
PLACE:	2186 Greenville Turnpike Port Jervis, New York 12771

The following Directors were present, constituting a quorum:

Christopher Netelkos
Eden Willow Netelkos

The meeting was called to order by Christopher Netelkos.

Upon motion duly made, and seconded, Eden Willow Netelkos was elected as Temporary Secretary of the meeting.

The Chairperson then presented to the meeting a true copy of the certificate of Incorporation of the Corporation, and reported to the meeting that the original was filed in the office of the Secretary of States. The Temporary Secretary was then instructed to insert the duplicate original of the certificate of Incorporation of the Corporation in the Corporate Minute Book.

The Temporary Secretary then presented a proposed form of Bylaws for the regulation and management of the business affairs of the Corporation. After review of said Bylaws and upon motion duly made, and unanimously adopted, it was:

RESOLVED, that the form of Bylaws shall be adopted and that the Temporary Secretary is instructed to cause the same to be inserted in the Corporate Minute Book immediately following the Articles of Incorporation and the Certificate of Incorporation.

The following persons were nominated as officers of the Corporation:

President:	Christopher Netelkos
Vice-President:	Eden Willow Netelkos
Secretary:	Christopher Netelkos
Treasurer:	Christopher Netelkos

RESOLVED, that each of the forenamed persons be and is elected to the offices set opposite his/her name, to assume the duties and responsibilities fixed by the Bylaws or by the Board of Directors of this Corporation.

Upon motion duly made and seconded, the following was unanimously adopted; no salaries shall be fixed or paid until a date certain in the future when the Corporation is able to announce salaries and upon further action of the Board of Directors. In the interim, such persons shall fulfill all duties and responsibilities required of them for the effective management of the Corporation.

The president of the Corporation thereupon assumed the Chair, and the Vice-President of the Corporation assumed her duties as Temporary Secretary of this meeting.

The Temporary Secretary then presented to the meeting a form of the proposed seal of the Corporation. Upon motion duly made, seconded and unanimously adopted, the following was unanimously adopted:

RESOLVED, that the form of the corporate seal, an impression of which is hereto affixed, is hereby adopted as the corporate seal for this corporation, and that an impression thereof be made on the margin of these minutes.

RESOLVED, that the specimen form of certificate which has been presented in this meeting be, and the same is, approved and adopted as the certificate to represent the shares of this Corporation, and the specimen for certificate be inserted in the Corporate Minute Book.

Upon motion duly made and seconded, the following resolution was unanimously adopted:

RESOLVED, that the Board of Directors be and it hereby is authorized in its discretion to issue the shares of the Corporation to the full number of shares authorized by the Certificate of Incorporation by the Board of Directors and may be permitted by law.

RESOLVED, that the fiscal of the Corporation shall be from year September 1 to August 31 in each year.

RESOLVED, that the President shall act as Accountant of Report for the Corporation and to establish, execute, maintain, prepare and present financial statements as needed. The limited scope of the Corporation's current business activities doesn't warrant the cost to engage an accountant. When events do warrant, the Board of Director shall engage an independent certified public accountant.

RESOLVED, that the Corporation proceed to carry on business for which it is incorporated and all acts of this meeting be and hereby are ratified.

THERE BEING NO FURHER BUSINESS to come before the meeting, upon motion duly made, seconded and unanimously carried, the same was adjourned.

Eden Willow Netelkos
Temporary Secretary

Attest:

Board of Directors

Christopher Netelkos

Eden Willow Netelkos

BYLAWS

OF

FIRST JERSEY CANNABIS CORPORATION

A Wyoming Corporation.

ARTICLE I. OFFICES AND AGENT

1. Principal Office.
The principal office of the corporation in the State of Wyoming shall be located in the City of Casper, Wyoming. The corporation may have such other offices, either within or without the State of Wyoming, as the Board of Directors may designate or as the business of the corporation may require from time to time.

2. Registered office. [Section 17-16- 501-502.]
The registered office of the corporation required to be maintained in the State of Wyoming may be, but need not be, identical with the principal office or place of business in the State of Wyoming, and the address of the registered office may be changed from time to time by the Board of Directors in accord with the law of Wyoming.

3. Registered Agent. [Sections 17-16-501-509.]
The Registered Agent of the corporation required by law shall be the Secretary of State and the post office address to which he shall send process shall be as initially designated in the Certificate of Incorporation and may resign or change address or be changed by the Board of Directors from time to time in accord with the law of Wyoming.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. [Section 17-16-701.]
The annual meeting of the Shareholders shall be held on the first Monday in the month of March in each year, beginning with the year after incorporation, at the hour of 11 o'clock A.M., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wyoming such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be. A Shareholder may demand a regular meeting be held pursuant to Wyoming law.

Section 2. Special Meetings. [Section 17-16-702.]
Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, of the President or by the Board of Directors, and shall be called by the President at the request of any person owning the number of outstanding shares of the corporation entitled to vote at the meeting as set forth in Wyoming law.

Section 3. Place of Meeting. [Sections 17-16-702-703.]
The Board of Directors may designate any place, either within or without the State of Wyoming, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all Shareholders entitle to vote at a meeting may designate any place, either within or without the State of Wyoming, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Wyoming.

Section 4. Notice of Meeting. [Sections 17-16-705-706.]
Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, and other contents required by law, shall be delivered not less than teh nor more than 60 days before the date of the meeting, either personally or by mail, but or at the direction of the Chairman, President, or the Secretary, or the officer of persons called the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Written waiver of attendance at such meeting without protest by the Shareholder shall be equivalent to the giving of such notice and cure any deficiency therein.

Section 5. Fixing of Record Date. [Sections 17-16-703, -704, -707.]
Subject to applicable law, for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors or an authorized officer may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than 60 days and, in case of a meeting of Shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such meeting or dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Electronic Communications.
A meeting of the Shareholders in the form of a conference among Shareholders may be held by electronic communication as permitted by Wyoming law.

Section 7. Voting Lists. [Section 17-16-720.]
The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of an the number of share held by each, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list of

transfer books or to vote at any meeting of Shareholders.

Section 8. Quorum. [Sections 17-16-725, -1021.]
A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum unless such presence was only for the sole purpose of objection to notice given.

Section 9. Proxies. [Section 17-16-722.]
At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing or by electronic transmission by the Shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares.
10.1. Cumulative Voting. [Section 17-16-721.]
Each Shareholder entitled to vote for directors has the right to cumulate votes in the election of directors according to Wyoming law, unless the articles provide that there shall be no cumulative voting.

10.2. Vote. [Sections 17-16-726, -728, -0121.]
Subject to the provisions of Section 11 of this Article II and provision of the articles, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders. Corporate action, other than as set forth in Section 11, shall be authorized by a majority of qualified votes cast at a Shareholder's meeting. A Shareholder is deemed to have voted all of the shares in the same way, absent direction voting shares differently.

10.3. Voting by Beneficial Owners. [Section 17-16-723, -724.]
Upon compliance with Wyoming law, beneficial owners, rather than the actual Shareholder, may vote the shares.

10.4. Voting by Non-Shareholders.
If the articles have provided for voting by creditor, security holder, or other person, such person shall have the right to vote as set forth in the articles.

Section 11. Informal Action by Shareholders. [Section 17-16-704.]
Any action required to be taken at any meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Such action is effective when signed by all the Shareholders, unless a different time is provided in such written action.

ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. [Section 17-16-801.]
The business and affairs of the corporation shall be managed under the direction of its Board of Directors under the authority granted by the law of Wyoming.

Section 2. Number, Tenure, Election, Removal, Resignation, Vacancies and Qualification. [Sections 17-16-802 to -810.]
Directors shall be natural persons. The first Board of Directors may be named in the articles or elected by Incorporators or Shareholders. The number of directors of the corporation shall be determined by resolution of the Board of Directors or Shareholders or as set forth in the articles, but shall in the absence of such designation be the number of Shareholders of the corporation entitled to elect directors or three (3), whichever is less, and may be increased or decreased in accordance with Wyoming law. Directors may be elected to fill vacancies and newly created directorships by the Board of Directors. Each director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified; or elected for a term not to exceed five (5) years. A Director may resign by filing his resignation with the Secretary, to take effect as set forth in such resignation, which shall have the effect of creating a vacancy. The articles or these bylaws shall determine Directors' qualifications, but a Director need not be a resident of the State of Wyoming or Shareholder of the corporation.

Section 3. Regular Meetings. [Section 17-16-820.]
A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. [Section 17-16-820.]
Special meetings of the Board of Directors may be called by or at the request of the Chairman, President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. [Sections 17-16-820, -823.]
Notice of any special meeting of the Board of Directors shall be given at least three (3) days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting in a writing to be filed with the minutes of such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. [Sections 17-16-824, -1021.]
A majority of the Directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than all Directors are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A Director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting in accordance with Wyoming law.

Section 7. Manner of Acting. [Sections 17-16-824, -1021.]
The act of a majority of the Directors present at a meeting shall be the act of the Board of Directors. All members may consent in writing to an action without a meeting.

Section 8. Electronic Meetings. [Section 17-16-821.]
Any one or more of the Directors may participate in a meeting of the Board of Directors or any Committee thereof by means of a conference telephone or similar communications equipment allowing all persons to hear each other at the same time. Such participation shall constitute presence in person at such meetings

Section 9. Vacancies. [Section 17-16-810.]
Any vacancy occurring in the Board of Directors may be filled by the vote of the remaining Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 10. Compensation. [Section 17-16-811.]
The Board of Directors may fix the compensation of directors serving in any capacity.

Section 11. Presumption of Assent. [Section 17-16-824.]
A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting within three (3) days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 12. Removal. [Section 17-16-808, -809.]
The Shareholders or Directors of the corporation may remove a Director pursuant to Wyoming law.

Section 13. Board Committees. [Section 17-16-825.]
The Board of Directors may establish committees having the authority of the board pursuant to Wyoming law.

Section 14. Shareholder Management. [Section 17-16-732.]
The Shareholders may take any action that the Board of Directors has the power to make pursuant to Wyoming law.

ARTICLE IV. OFFICERS

Section 1. Number. [Section 17-16-840.]
The officers of the corporation shall be a Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice-presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer or Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office; Resignation. [Sections 17-16-840, -843.]
The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders, or as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. In the absence of an election or appointment, the person exercising such powers are deemed to have been elected to such offices under Wyoming law.

Section 3. Removal. [Section 17-16-843.]
Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. [Section 17-16-843.]
A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term and until the successor shall have been chosen and qualified.

Section 5. Officers. [Sections 17-16-840, -841.]
The Board of Directors may appoint the following officers:

5.1. Chairman of the Board of Directors. The Board of Directors shall elect the Chairman of the Board of Directors from its membership. He shall preside at the meetings of the Board and Shareholders and perform such other duties as may be assigned to him by the Board of Directors from time to time.

5.2. President/CEO. The President shall be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when the Chairman of the Board of Directors is absent, preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be

required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

5.3. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any vice-president may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

5.4. The Secretary. The Secretary shall: (a) keep the minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

5.5. The Treasurer/CFO. The Treasurer shall be the Chief Financial Officer of the corporation and shall have charge and custody of and be responsible for all funds and securities of the corporation and shall keep regular books of all receipts and disbursements of the corporation, and in general shall perform such other duties as may be assigned to him by the Board of Directors or the President. The Treasurer shall disburse out of the funds of the corporation payment of such just demands against the corporation as may from time to time be authorized by the Board of Directors. The Treasurer shall sign or countersign all checks, notes and such other instruments or obligations as require his signature, and shall perform all duties incident to his office, or that are properly required of him by the Board of Directors, provided, however, that by resolution of the Board of Directors' authority and responsibility for the signing of checks, notes and other obligations may be assigned to either the President or Treasurer or such other officer or officers as the Board of Directors may designate from time to time.

Section 6. Transfer of Authority.
In case of the absence of any officer of the corporation or for any other reason the Board of Directors deems sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer, Director or employee of the corporation and any officer may delegate their duties to persons functioning in subordinate offices.

Section 7. Compensation.
The salaries of the principal officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving his salary by reason of the fact that he is also a Director of the corporation.

ARTICLE V. CONTRACT

Section 1. Contracts.
The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Determination of Shares. [Section 17-16-625, -626.]
The Board of Directors shall determine if some or all of any or all classes and series of its shares shall be uncertificated or certificated shares.

Section 2. Certificates for Shares. [Section 17-16-625.]
If the Board of Directors determines to issue Certificates representing fully paid and non-assessable shares of the common stock of the corporation, such certificates shall be in such form as shall be similar to that annexed to the minutes of the first meeting of the Board of Directors or otherwise as determined by the Board of Directors. Such certificates shall be signed by the President or a vice-president and by the Secretary or an Assistant Secretary and the Corporation Seal shall be affixed thereto. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 3. Transfer of Shares. [Section 17-16-627.]
Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors or Shareholders may impose a restriction on the transfer of shares in accordance with Wyoming law.

Section 4. Lost or Destroyed Certificates. [Uniform Commercial Code, Article 8]
The holder of any certificate representing shares of the corporation shall immediately notify the corporation of any loss or destruction of the certificate(s) representing same. The corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such person's legal representatives, to give the corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board of Directors to indemnify the corporation against any claims, loss,

liability, or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence, bond, or indemnity subject to the discretion of the Board of Directors.

ARTICLE VII. FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January (and end on the thirty-first day of December) in each year. The Board of Directors shall have the power to change the fiscal year by resolution duly adopted.

ARTICLE VIII. NAME. [Section 17-16-401.]

The exclusive name of this corporation that has been reserved as required by law shall be as above written.

ARTICLE IX. SEAL.

The Board of Directors shall provide a corporate seal which shall have inscribed thereon the (1) word "Seal" or "Corporate Seal", and may contain (2) the name of the corporation, (2) the state of incorporation, and may contain (3) abbreviations or combinations of such terms and be affixed, engraved, printed, placed, stamped or in any other manner be reproduced on any document.

ARTICLE X. WAIVER OF NOTICE

Whenever any notice is required to be given to any Shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the articles of incorporation or under the provisions of the Wyoming law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI. AMENDMENTS. [Section 17-16-206.]

These bylaws may be altered, amended or repealed and new bylaws may be adopted by Shareholders or the Board of Directors at any regular or special meeting of the Board of Directors or Shareholders by a vote of such Shareholders or Directors entitled to vote in accordance with the laws of Wyoming.

ARTICLE XII. FURTHER AUTHORITIES

The Board of Directors may grant, delegate or assign to any officer of the corporation any of the duties and authorities herein above designated to be performed by any officer or may enlarge or restrict the duty and authority of any officer, either temporarily or permanently, as long as such powers and authorities shall not be inconsistent with these bylaws.

ARTICLE XIII. SEVERABILITY

Any provision of these bylaws, or any amendment or alteration thereof, which has been constructed to be in violation of Wyoming law, as amended, and any amendment or replacement thereto, shall not in any way render the remaining provisions invalid.

ARTICLE XIV. DIRECTOR AND OFFICER INDEMNIFICATION

[Sections 17-16-850 to -853, -855 to -858.]

The corporation shall indemnify any person acting on its behalf in accord with the law of Wyoming. The indemnification provided hereby shall not be deemed exclusive of any other right to which anyone seeking indemnification thereunder may be entitled under any bylaw, agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The corporation may purchase and maintain insurance on the behalf of any Director, officer, agent, employee or former Director or officer or other person, against any liability asserted against them and incurred by him.

Adopted this 31 *day of* August *, 2018 by the Incorporators or Board of Directors.*
[Section 17-16-206.]

Secretary
Christopher Netelkos [Seal]

Attest:

President
Christopher Netelkos

Vice President
Eden Willow Netelkos

1

DRAFT

First Jersey Cannabis Corporation
1030 West White Horse Pike
Egg Harbor City, NJ 08215
609-965-6555
info@fjcannabis.com

SUBSCRIPTION AGREEMENT
Shares of Common Stock

Subject to the terms and conditions of the shares of common stock (the "Shares") described in the First Jersey Cannabis Corporation. (the "Company") Offering Circular , I hereby subscribe to purchase the number of shares of Common Stock set forth below for a purchase price of $2.25 per share. Enclosed with this Subscription Agreement (the "Agreement") is my check (Online "E-Check" or Traditional Paper Check), ACH or money order made payable to "Equity Stock Transfer LLC escrow account for First Jersey Cannabis Corporation", for the benefit of the Company during the Initial a Offering (the "Offering Period") evidencing $2.25 for each Share subscribed, subject to a minimum of 150 shares of common stock ($337.50).

I understand that my subscription is conditioned upon acceptance by the Company and subject to additional conditions described in the Offering Circular, including reaching $2,250,000.

I further understand that the Company, in its sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of Shares that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned without interest.

I understand that when this Agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase Shares offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that:

(1) The taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number;

(2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup

withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

SUBSCRIPTION AGREEMENT (the "Agreement") with the undersigned Purchaser for the Shares of the Company with a par value per share of $0.01, at a purchase price of $2.25 per share (hereafter the "Purchase Price," $337.50 minimum).

This Agreement is between Social Investment Holdings, Inc., a Florida stock corporation (the "Company"), and the Purchaser whose signature appears below on the signature line of this Agreement (the "Purchaser").

WI T N E S E T H:

WHEREAS, the Company is offering for sale up to ONE MILLION (1,000,000) shares of common stock (the "Shares") (such offering being referred to in this Agreement as the "Offering").

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

1. Purchase and Sale. Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, with the Company's acceptance of this Agreement being conditioned upon:

(a) payment of the purchase price as set forth in this Agreement;

(b) the Subscriber having completed all information requested by the Company on the signature page to this Agreement; and

2. Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to First Jersey cannabis Corporation, along with payment to Equity Stock Transfer LLC escrow account for First Jersey Cannabis Corporation for the benefit of the Company during the Offering Period, in the amount of the Purchase Price of the Shares subscribed (the "Funds"), as outlined below. The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

3. Subscription and Purchase.

(a) The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering. Any subscription for Shares received will be rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.

(b) Contemporaneously with the execution and delivery of this Agreement, Purchaser shall pay the Purchase Price for the Shares by wire (see wiring instructions), check (Online "E-Check," ACH transfer or Traditional Paper Check) or money or der made payable to Equity Stock Transfer LLC escrow account for First Jersey Cannabis Corporation the benefit of the Company during the Offering Period.

Wiring Instructions:
Bank: ______________________________
Routing ______________________________
Account Number: ______________________________
____
Address: ______________________________
____

(c) For the duration of the Offering Period, payment of the Purchase Price shall be received by Equity Stock Transfer LLC escrow account for First Jersey Cannabis Corporation (serving as the Company's Escrow Agent) from the Purchaser.

(d) As described in greater detail in the Offering Circular, Equity Stock Transfer LLC escrow account for First Jersey Cannabis Corporation will serve as escrow agent (the "Escrow Agent") for the initial and continuous Offering Period. Once the Minimum Offering amount has been met "breaks escrow," the Escrow Agent will begin releasing such Funds to t e Company. The associated escrow will not terminate until the Offering Period has closed or been terminated.

(e) Upon release of the Funds to the Company by the Escrow Agent, Purchaser shall receive notice and evidence of the digital entry (or other manner of record) of the number of Shares owned by the Purchaser reflected on the books and records of the Company and verified by Colonial Stock Transfer (the "Transfer Agent") which books and records shall bear the notation that the Shares were sold in reliance upon Regulation A under the Securities Act of 1933.

(f) If any such subscription is accepted and the Offering achieves the Minimum Offering and therefore "breaks escrow," the associated Funds are delivered by the Escrow Agent (less associated escrow fees) to the Company, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the

Purchaser and (iii) if the subscription has been accepted only in part, are fund of the Funds submitted for Shares not purchased. Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

4. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents, warrants and agrees as follows:

(a) Prior to making the decision to enter into this Agreement and invest in the Shares subscribed, the Purchaser has received the Offering Circular. On the basis of the foregoing, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed. The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Shares subscribed.

(b) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser's prior investment experience and knowledge of investments in low-priced securities ("penny stocks") enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c) The Shares subscribed are being acquired for the Purchaser's own account and for the purposes of investment and not with view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d) The Purchaser's overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e) The Purchaser reiterates that he meets the standards set forth in the Offering Circular and, more specifically, the Purchaser has

adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f) With respect to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser's own tax advisors.

(g) The Purchaser can withstand the loss of the Purchaser's entire investment without suffering serious financial difficulties.

(h) The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i) The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement. j)The Purchaser confirms that he understands that the use of an escrow a and the Escrow Agent will be for the duration of the Offering Period. Once the$1,000,000 Minimum Offering is achieved, the Funds will be made available to the Company per the terms of the Offering Circular,

5. Notices. All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a) If to any holder of any of the Shares, addressed to such holder at the holder's last address appearing on the books of the Company or ;

(b) If to the Company, addressed to the Company at 1030 w. White Horse Pike, Egg Harbor City, NJ 08215 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for deposit of United States' mail, addressed and postage prepaid as aforesaid.

6. Severability. If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law. Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any

other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7. Parties in Interest. This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8. Choice of Law. This Agreement is made under the laws of New3 York and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

9. Headings. Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10. Execution in Counterparts. This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11. Survival of Representations and Warranties. The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12. Prevailing Party Entitled to Reasonable Costs and Attorneys' Fees. In connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys' fees through and including any appeals and post-judgment proceedings.

13 No Incidental, Consequential, Punitive or Special Damages. In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives and Employees to the undersigned under this Agreement for claims, costs, damages and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise shall not exceed, in the aggregate the undersigned's investment amount.

14. Additional Information. The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933.

IN WITNESSES WHEREOF, the parties here to have executed this Subscription Agreement on ____________________, 2018

First Jersey Cannabis Corporation

By: ______________________________

Christopher Netelkos, President

PURCHASER:

____

Signature of Purchaser

Investment Amount Number of Shares

____

Name of Purchaser

Exact Name Shares are to be Registered in

____

Title (if applicable)

Address

____

____

____

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 10, 2018 between First Jersey Cannabis Corporation, a Wyoming Corporation (the "Buyer" or the "Company"), and Christopher Netelkos (the "Seller"), The Buyer and Seller may hereinafter be referred independently as "Party" or collectively as the "Parties".

RECITALS

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, 2,000,000 common stock, .001 par value ("Shares'), on the terms, and subject to the conditions, set forth in this Agreement, for the transfer by the Seller of certain assets, proprietary rights to tradenames and other notions, which the Seller values at US $85,000.00 (the "Purchase Price":

NOW, THEREFORE, in consideration of the premises, and of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. **Purchase and Sale**. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined) Buyer shall deliver to Seller the Shares free and clear of all liens, pledges, charges, claims, encumbrances, or third-party rights of any kind, and Buyer will purchase, acquire certain assets and Seller shall accept such Shares from the Buyer.

2. **Payment for the Shares.** Delivery of certain assets i.e. proprietary rights to tradenames and other notions represent payment by Buyer to Seller in exchange for the Shares as set forth below on or prior to Closing (as hereinafter defined):

(a) Assignment of the following tradenames to Buyer with a stated value arbitrarily determined by the Parties at $60,000:

[cigarette brand names]

RX ™
REEFER 101 ™
NONSTOP ™
RED DOT ™
ELIMINATOR ™
FLASHLIGHT GOLD ™
HAPPY ™

SPARROW LITE ™
KANGAROO SILVER ™
WESTBROOK CLASSIC ™
GREEN LEAF ™
KAMARA ™
KING CALIFORNIA STRONG ™
DR. GOOD ™
MISS JONES ™
NORTHERN CLASSIC ™
609-99 ROYAL FLUSH ™
FIVE DIAMONDS ™
DEUCES WILD ™
BLACK SMOKE 109 ™
ROWBOAT ™
AIRSTRIKE ™
LUCKY 13 ™
SEVEN DIALS ™
9-DOWN ™
NORTHGATE ™
NEEKO ™
EDENWILLOW ™
NICKSTER ™
TOPHER ™
LONG BOAT ™
TURTLE ™
BLUE ™
THREE KINGS ™
ROSE BUD ™

[cigar brand names]
GANGSTER JACK ™
PIRATE STICK ™
NIGHTWALKER ™
PENGUIN ™
BLACKLEG ™
BLUEBOY ™
GREYBEARD ™
PENDRAGON ™
VIKING HARD ™
COWBOY RIGHT ™
ENDZONE ™

[cannabis chewing gum]
RX SELECT ™
SARLAT-LA-CANEDA ™
ZHONGDA ™

TIBET ™
TIANJIN ™
MAR del PLATA ™
SAO PAULO ™
HUMBOLDT ™
PORT HENRY ™
EL CAMPO ™
BOSTON EASY ™
NEW ORLEANS STATION ™
TALLADEGA SLEEK ™
NEW YORK SILK ™
BLISS BLUE ™

(b) Software, designs and intellectual properties. Non-exclusive arbitrary value determined at $15,000.

(c) Proprietary technology- Exclusive transfer to Seller of proprietary technology known as "Method to Cut, Set and Configure Dried Marijuana" for the manufacturing of marijuana cigarettes. The stated value was arbitrarily determined at $10,000. This proprietary technology carries with it a nondisclosure stipulation to any third-party without exception.

3. **Closing.** The closing of the transaction contemplated by this Agreement (the "Closing") shall take place no later than September 15, 2018. At the Closing, Seller will deliver to Buyer documentation sufficient to transfer ownership of the Shares to Buyer.

4. **Buyer's and Seller's Representations and Warranties.** Buyer and Seller hereby represent and warrant to Buyer as follows:

a. Buyer has been duly organized and validly exists as a corporation in good standing under the laws of the State of Wyoming. Buyer has the necessary corporate power to enter into this Agreement and to carry out the provisions and conditions of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Buyer and represents a valid and binding agreement of Buyer.

b. The Shares have been duly authorized by the Company and will be validly issued, fully paid and non-assessable upon delivery.

c. Company shall file all reports, schedules, forms, statements and other documents required to be filed under the Securities Act and the Exchange Act, if necessary. The financial statements of Buyer included compliance in all material respects with applicable accounting requirements and the rules and regulations of the SEC.

d. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the best knowledge of Buyer and Company, threatened against Company and/or Seller or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (collectively, an "Action").

e. The representations and warranties and statements of fact made by Buyer and Seller in this Agreement are, as applicable, accurate, correct, and complete and do not contain any untrue statements and information contained herein not false or misleading.

5. **Seller's Representations and Warranties.** Seller does hereby represent and warrant to Buyer as follows:

a. Seller has all requisite authority to enter into and to carry out the provisions and conditions of this Agreement.

b. Seller represents that the assets acquired by the Buyer are free of any encumbrance or liability.

b. Seller understands that the Shares will initially be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), that the Shares will include a restrictive legend described in Section 7(g), and that the Shares cannot be sold unless registered with the SEC and qualified by appropriate state securities regulators, or unless Buyer otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

d. Seller is acquiring the Shares solely for its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares. Seller will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and understands and agrees that it must bear the economic risk of the acquisition for an indefinite period of time.

6. **Closing Conditions.**

a. Seller's obligation to complete the Closing and to the deliver the Buyer certain proprietary rights to tradenames and notions, and subject to the satisfaction of each of the following conditions: (i) At or prior to the Closing, Buyer must have delivered or caused to be delivered to Seller the following:

1. This Agreement duly executed by Buyer;

2. Documentation sufficient to evidence the sale, conveyance, and transfer of the Shares to Seller;

3. Resolutions duly adopted by the Board of Directors of Buyer approving the execution, delivery, and performance of this Agreement.

4. An instruction letter signed by Buyer's officer addressed to Company instructing the transfer of the allocate Shares and issue stock certificates pursuant to a schedule provided by Buyer on or prior to Closing; and

b. Buyer's obligation to complete the Closing pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions:

i. At or prior to the Closing, Buyer must have delivered or caused to be delivered to Seller the following:

1. This Agreement duly executed by Buyer;

2. The Purchase Price representing Shares, and

3. Such other documentation as Seller may reasonably request in connection with the transaction contemplated hereby.

ii. The representations and warranties of Buyer in this Agreement shall be true in all material respects at the Closing with the same effect as though made at such time. Buyer shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with at or prior to the Closing.

7. **Closing Obligations**

a. Seller's obligation to complete the Closing and to the deliver to the Buyer certain proprietary rights to tradenames and notions. Price and subject to the satisfaction of each of the following conditions:

8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Wyoming, without giving effect to rules of conflict of law.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

b. Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all contemporaneous and prior written or oral agreements and understandings. This Agreement may be amended or modified only by a written agreement signed by the Parties.

c. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d. Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (1) in person, (2) by certified mail, postage prepaid, return receipt requested, (3) by facsimile or electronic mail, or (4) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed to the addresses provided at Closing, or to such other address as either party may from time to time specify in writing to the other party consistent with these notice provisions:

e. Legend. The Shares will bear the following legend; THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR, UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

d. Except as provided herein, Seller and Buyer shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

First Jersey Cannabis Corporation ("Buyer")

By: Eden Netelkos, Secretary

Christopher Netelkos. ("Seller")

September 10, 2018

Christopher Netelkos
2186 Greenville Turnpike
Port Jervis, New York 12771

Re: Employment Terms

Dear Christopher:

First Jersey Cannabis Corporation (the "Company") is pleased to offer you continued employment in the position of Chief Executive Officer on the following terms of this letter agreement (which is also sometimes referred to as the "Agreement").

1. <u>Duties and Responsibilities.</u> As Chief Executive Officer, you will report to the Company's Board of Directors (the "Board"). You will also continue to serve as a member of the Board and as Chairperson of the Board subject to the terms and conditions of the Company's Bylaws. Of course, subject to the terms of this Agreement, the Company may change your position, duties, and work location from time to time in its discretion. As a Company employee, you will be expected to abide by Company rules and policies as adopted from time to time, applicable to all officers of the Company.

2. <u>Salary.</u> Your salary will be $90,000 per year initially, less payroll deductions and withholdings, paid on the Company's normal payroll schedule (the "Base Salary"). Your Base Salary will be paid in accordance with the Company's normal payroll schedule.

Your salary is not effective until the date the planned offering of common stock to the general public has been successfully concluded and the Company receives the proceeds of such public offering. Until that date, you will not receive any salary, but agreement to continue your efforts on behalf of the Company.

3. <u>Benefits.</u> During your employment, you will be eligible to participate in the standard benefits plans offered to similarly situated employees by the Company from time to time, subject to plan terms and generally applicable Company policies. You will also be eligible to accrue four weeks of paid vacation and sick leave pursuant to the Company's standard policies. In addition to these standard benefits, during your employment the Company will pay the annual premiums (up to $10,000 per year) for a key person term life insurance policy of $1,000,000, subject to an underwriter's acceptance. The Company and you will also enter into the Company's standard form of Indemnification Agreement in the form attached as Exhibit B.

4. <u>Business and Travel Expenses.</u> The Company will reimburse you for reasonable out-of-pocket expenses incurred in the performance of your duties for the Company in accordance with the Company's rules and policies.

5. Confidentiality. In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality. You hereby represent that you have disclosed to the Company any contract you have signed that may restrict your activities on behalf of the Company. In addition, as a condition of your continued employment, you continue to be subject to the Employee Confidential Information and Inventions Assignment Agreement previously entered into with the Company.

6. Severance Benefits. If, at any time, the Company terminates your employment without Cause, and other than as a result of your death or disability, and provided such termination constitutes a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h)) (a "Separation from Service"), or if you terminate your employment for Good Reason, you shall be entitled to receive the following severance benefits (the "Severance Benefits"):

(a) severance pay in the form of continuation of your base salary in effect on the effective date of termination for the first 12 months after the date of such termination;

(b) payment or reimbursement by the Company of COBRA premiums in effect on the date of termination for the coverage in effect for you and, if applicable, your spouse and dependent children on such date under the Company's group health plan(s) during the first 12 months after the date of your termination (or, if shorter, until you are no longer entitled to COBRA continuation of coverage under the Company's group health plan(s)), provided that you timely (and properly) elect COBRA continuation coverage under the Company's group health plan(s) in accordance with Internal Revenue Code Section 4980B(f);

(c) any earned but unpaid Annual Bonus; and

(d) an acceleration of vesting of all outstanding equity awards.

For purposes of the above paragraphs, "Cause" for the Company (or any acquirer or successor in interest thereto) to terminate your employment shall exist if any of the following occurs: (A) your conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (B) your commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company; (C) your intentional, material violation of any written and fully executed contract or agreement between you and the Company, including without limitation, any Company policy, or of any statutory duty you owe to the Company; or (D) your conduct that constitutes gross insubordination, incompetence or habitual neglect of duties, provided, however, that the action or conduct described in clause (C) above and this clause (D) will constitute "Cause" only if such

action or conduct continues after the Board has provided you with written notice thereof and thirty (30) days opportunity to cure the same (provided that the Board is not obligated to provide such written notice and opportunity to cure if the action or conduct is not reasonably susceptible to cure). The determination that a termination is for Cause shall be made by the Board in its sole discretion.

For purposes of the above paragraphs, "Good Reason" for you to terminate your employment shall exist if the following events occur without your prior written consent: (i) a Sale of the Company; (ii) your assignment to materially reduced duties and responsibilities; (iii) reduction of your Base Salary or a reduction in benefits; (iv) a relocation of the geographical location at which you must perform services of more than 25 miles from the location on the date of this Agreement; or (v) a material breach of this Agreement by the Company; provided that (solely with respect to a termination for Good Reason pursuant to subclauses (ii), (iii) and (v) above) you must (1) provide written notice to the Board within 90 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for your resignation, (2) allow the Company 30 days from receipt of such written notice to cure such event, and (3) if such event is not reasonably cured within such 30-day period, your resignation is effective not later than 90 days after the expiration of the cure period.

The Severance Benefits are conditional upon (a) your continuing to comply with your obligations under Company policies with respect to confidential information; and (b) your delivering to the Company an effective, general release of claims in favor of the Company in a form acceptable to the Company within 60 days following your termination date. The salary continuation payments described in the above paragraph will be paid in substantially equal installments on the Company's regular payroll schedule subject to standard deductions and withholdings over the period following termination; provided, however, that no payments will be made prior to the 60th day following your termination, and the first payment shall include all portions of the payments that would have been paid during the 60-day period.

7. Section 409A. It is intended that this Agreement and all payments and benefits provided hereunder satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code (the "Code") provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. To the extent Code Section 409A is applicable to this Agreement and any such payments and benefits, the parties intend that this Agreement and such payments and benefits comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), your right to receive installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. With regard to any provision in this Agreement that provides for reimbursement of expenses or in-kind benefits, except for any expense, reimbursement or in-kind benefit provided pursuant to this Agreement that does not constitute a "deferral of compensation," within the meaning of Treasury Regulation Section 1.409A-1(b), (x) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any calendar year shall not affect the expenses eligible for reimbursement, or

in-kind benefits to be provided, in any other calendar year, (y) such reimbursements shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (z) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your Separation from Service to be a "specified employee" for purposes of Code Section 409A(a)(2)(B)(i), to the extent delayed commencement of any portion of the severance benefits to which you are entitled under this Agreement is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i), such portion of your benefits shall not be provided to you prior to the earlier of (i) the expiration of the six-month period measured from the date of your Separation from Service with the Company or (ii) the date of your death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due under this Agreement shall be paid as otherwise provided herein.

8. Miscellaneous. This letter, together with your Employee Confidential Information and Inventions Assignment Agreement and your Indemnification Agreement, forms the complete and exclusive statement of your employment agreement with the Company. Changes in your employment terms, other than those changes expressly reserved to the Company's discretion in this letter, require a written modification signed by you and a member of the Board of Directors. The ongoing obligations of the Company or you shall survive any of your termination, death or disability. This Agreement and the terms of your employment with the Company shall be governed in all aspects by the laws of the State of Wyoming.

Please sign and date this letter and return them to me if you wish to accept continued employment at the Company under the terms described above.

We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

Eden Netelkos
First Jersey Cannabis Corporation
Secretary

On behalf of the Board of Directors

____

Understood and Accepted:

September 10, 2018

____

OPTION AGREEMENT FOR PURCHASE ASSETS

THIS OPTION AGREEMENT ("Agreement") made and entered into this 30th day of August, 2018 by and between Seller, hereinafter referred to as "Seller" and First Jersey Cannabis Corporation, hereinafter referred to as "Purchaser":

WHEREAS, Seller is the owner of certain assets being, lying and situated in the County of Atlantic, State of New Jersey, such assets having the street address of 1030 White Horse Pike, Galloway, New Jersey, ("Premises") and such assets being more particularly described as certain assets of Jimmie's Florist. Under no condition shall it be construed the Buyer is acquiring Jimmie's Florist as a corporation or other represented entity.

The Premise List represents the assets Buyer is acquiring from Seller. Attached as Exhibit A.

WHEREAS, Purchaser desires to procure an option to assets of the Premises as defined by the Premise List, upon the terms and provisions as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto and for the mutual covenants contained herein, Seller and Purchaser hereby agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings:

(a) "Execution Date" shall mean the day upon which the last party to this Agreement shall duly execute this Agreement;

(b) "Option Term" shall mean that per above, the date of sending of said notice shall be the Option Exercise Date. In the event the Purchaser does not exercise its exclusive right to purchase the Premises granted by the Option during the Option Term, and this agreement shall become absolutely null and void and neither party hereto shall have any other liability, obligation or duty herein under or pursuant to this Agreement.

(b). "Effective Time" shall mean this Agreement shall be in effective when the Purchaser files a formal registration statement with the Securities and Exchange Commission to sell securities or which part of the proceeds indicate the full cash

payment to the Seller within twenty-one (21) days from the execution by the Agreement. Purchase shall supply Seller with all document confirming such events, included the filed copy of the Offering Circular with the Securities and Exchange Commission.

2. CONTRACT FOR PURCHASE AND SALE OF ASSETS.

In the event that the Purchaser exercises its exclusive Option as provided for in the preceding paragraph, Seller agrees to sell and Purchaser agrees to buy the Premises and both parties agree to execute a contract for such purchase and sale of the Premises in accordance with the following terms and conditions:

(a) Purchase Price. The purchase price for the Premises shall be the sum of nine hundred and twenty thousand dollars ($920,000). Such assets of the Premises shall be free of all and any encumbrances, liens or other liabilities of any kind.

(b) Closing Date. The closing date shall be on the one hundred fifty (150) day from the date of the Effective Time execution of the Agreement, or at any other date during the Option Term as may be selected by Purchaser;

(c) Closing Costs. Purchaser shall pay all costs of closing the Contract;

3. MISCELLANEOUS.

(a) Execution by Both Parties. This Agreement shall not become valid and binding until fully executed by both Purchaser and Seller.

(b) Notice. All notices, demands and/or consents provided for in this Agreement shall be in writing and shall be delivered to the parties hereto by hand or by United States Mail with postage pre-paid. Such notices shall be deemed to have been served on the date mailed, postage pre-paid.

All such notices and communications shall be addressed to the Seller at 1030 White Horse Pike, Galloway, New Jersey, and to Purchaser at P.O. Box, 237 Philadelphia Avenue, Egg Harbor, New Jersey 08215, or at such other address as either may specify to the other in writing.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

d) Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective (heirs, successors, and or assigns, to the extent as if specified at length throughout this Agreement.

(e) Time. Time is of the essence of this Agreement.

(f) Headings. The headings inserted at the beginning of each paragraph and/or subparagraph are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any terms or provisions hereof.

(g) Cost of this Agreement. Any cost and/or fees incurred by the Purchaser in executing this Agreement.

(h) Entire Agreement. This Agreement contains all of the terms, promises, covenants, conditions and representations made or entered into by or between Seller and Purchaser and supersedes all prior discussions and agreements whether written or oral between Seller and Purchaser with respect to the Option and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and executed by both Seller and Purchaser with the formalities hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under proper authority:

As to Purchaser this 30th day of August, 2018.

Purchaser – Christopher Netelkos, CEO of First Jersey Cannabis Corporation

As to Seller this 30th day of August, 2018.

Witnesses: "Seller" ____________________

James L. Gervasoni Jr.

Seller

EXHIBIT A

OPTION AGREEMENT FOR PURCHASE ASSETS

Assets Being Sold

Property #3 Block 256
289x592
Assessment Tax $573,900
4 Acres
Living quarters 3bd house
2000 SF mobile home
Inground swimming pool
9200 SF Green Houses
3000 SF Commercial building
Large highway frontage
6 refrigerators
2 four door show boxes
3 large walk-in coolers
1 three door show walk-in combo
2 2014 Chevy vans
2 older trucks for emergency
Fixtures + furniture thru out
Office + store computers + registers
Includes all inventory
Plants – Flowers – Gift Items

J.L.G.

First Jersey Cannabis Corporation

August 31, 2018

James Guercioni
1030 White Horse pike
Egg Harbor, New Jersey 08215

Dear Name,

I am pleased to confirm our verbal offer of employment to you as Operations Manager with First Jersey Cannabis Corporation, effective on the date of Stock Offering closing.

The details of our offer, including the terms and conditions of your employment, are attached as Schedule "A."

Please take the time to carefully review our offer. This letter, along with the enclosed schedules, outlines the obligations of both First Jersey Cannabis Corporation and yourself with respect to your employment conditions, and is governed by the laws of New Jersey. It details the terms and conditions of your employment with Company, and will form our agreed upon employment contract with you once signed.

Accepting employment will be conditional upon agreeing to and signing the attached copy of this letter and the attached Schedule(s), initialing each page in the right-hand corner, and returning it to me upon your earliest convenience, but prior to your first day of employment.

Mr. Guercioni , we look forward to welcoming you to the Company team and wish you a successful and rewarding career with us.

Sincerely,

Christopher Netelkos
President, First Jersey Cannabis Corporation

I, James Guercioni, acknowledge that I have read, understood and accept this offer and the terms and conditions contained in the attached Schedule(s), and agree to be bound by the terms and conditions of employment as outlined therein.

James L. Guercioni Jr. ______ Signature   9-5-18 ______ Date

JLG

Schedule A

First Jersey Cannabis Corporation
Terms and Conditions of Employment

The following outlines the terms and conditions of employment with First Jersey Cannabis Corporation. The Company reserves the right to change these terms and conditions as necessary, with due notice.

Title	Title
	James Guercioni, Operations Manager
Responsibilities	A copy of your position description is attached as Schedule "B." While employed by the Company, you agree to work on a full-time basis exclusively for the Company and agree that you shall not, while you are employed by the Company, be employed or engaged in any capacity, in promoting, undertaking or carrying on any other business that competes with the Company or interferes or could reasonably interfere with your duties to the Company without our prior written permission.
Salary	Amount $52,000 per annum
Status	Full-time
Start Date	Upon the closing of the proposed stock offering.
End Date	12 months from the start date
Hours of Work	As required.
Accountable expenses	You are entitled to accountable expenses on all Company authorized assignments.
Payroll Schedule	Your salary will be paid to you on a weekly basis, less required deductions, (through direct deposit) OR (by check).
Vacation	You will be entitled to one week of vacation annually.
Benefits	You shall be entitled to participate in all benefit plans of Company as may be made available to employees of Company from time to time for which you are eligible.
Travel	As per the requirements of your position, you will be expected to travel up to 5% of the time.
Policies and Standards	Company has established a variety of policies and standards that ensure a safe, enjoyable working environment. During the period of your employment with us, you agree to be bound by these policies and standards, and any future policies and standards that are reasonably introduced by the Company. It is agreed that the introduction and administration of these policies is within the sole discretion of Company and that these policies do not form a part of this Agreement. It is agreed that if Company introduces, amends or deletes employment-related policies as conditions warrant that such introduction, deletion or amendment does not constitute a breach of this Agreement.
Confidentiality and Intellectual Property	Our offer of employment is conditional upon you agreeing to and abiding by the "Confidentiality and Proprietary Information Agreement."

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	Attached Schedule "C."
Non-Solicitation	You hereby agree that, while you are employed by Company and for one (1) year following the termination of your employment with Company, you will not (i) recruit, attempt to recruit or directly or indirectly participate in the recruitment of, any Company employee or (ii) directly or indirectly solicit, attempt to solicit, canvass or interfere with any customer or supplier of Company in a manner that conflicts with or interferes in the business of Company as conducted with such customer or supplier.
Representation	You hereby represent and warrant to Company that you are not party to any written or oral agreement with any third party that would restrict your ability to enter into this Agreement or the Confidentiality and Proprietary Information Agreement or to perform your obligations hereunder and that you will not, by joining Company, breach any non-disclosure, proprietary rights, non-competition, non-solicitation or other covenant in favour of any third party.
Changes to Duties and/or Compensation	If your duties or compensation should change during the course of your employment with Company, the validity of our agreement will not be affected. In addition, if one or more of the provisions in our agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
Resignation	Should you wish to resign your employment with Company, you will be required to provide two weeks' written notice to enable us transition your work.
Stock Option	As incentive for your employment, the Company offers you a stock option to purchase 4,000 shares of common stock at $2.25 per a share. The option is for a two-year period from the date of the Stock Offering closing. See attached: Non-Qualified Stock Option Agreement.

JG

JAMES L. GUERCIONI JR.

ADDRESS: 1030 W. WHITE HORSE PIKE

EGG HARBOR CITY, N.J. 08215

E-MAIL: JIMMIESFLORIST@VERIZON.NET

PROFESSIONAL SUMMARY : TALENTED OWNER-MANAGER WITH 48 YEARS OF BUSINESS LEADERSHIP EXPERIENCE IN THE FLORIST INDUSTRY. FRIENDLY OPERATOR WITH EXCEPTIONAL UNDERSTANDING OF THE FLORAL MARKET, CUSTOMERS AND QUALITY STANDARDS. READY FOR NEW PROFESSIONAL CHALLENGES AND GROWTH.

SKILLS: CUSTOMER SERVICE, RELATIONSHIP MANAGEMENT, BUISINESS DEVELOPMENT, AND FINANCIAL OVERSIGHT

WORK HISTORY: OWNER/MANAGER JIMMIES FLORIST

OCT. 1970 TO CURRENT HIRED, TRAINED AND MOTIVATED STAFF TO ACHIEVE BUSINESS OBJECTIVES AND EXCEED EXPECTATIONS.

IMPLEMENTED EMPLOYEE TRAINING AND SUPERVISED COMPUTER TRAINING.

COMPLETED AND MAILED BILLS, CONTRACTS, INVOICES AND CHECKS

EDUCATION: HIGH SCHOOL GRADUATE

OAKCREST HIGH SCHOOL MAYS LANDING, N.J. 1963

JLG

Schedule B
Job Description

Operations Project Manager for all thing related to the floral trade and be employed at 1030 White Horse Pike, Egg Harbor, NJ 08215.

JLG

Schedule C

Employee Covenants
Confidentiality and Proprietary Information Agreement

In consideration of employment as an employee or engagement as an independent contractor with *Company* (the "Company"), the undersigned (the "Participant") agrees and covenants as follows:

1. Employment with the Company as an employee or engagement with the Company as an independent contractor, as the case may be (the "Engagement"), will give the Participant access to proprietary and confidential information belonging to the Company, its customers, its suppliers and others (the proprietary and confidential information is collectively referred to in this Agreement as "Confidential Information"). Confidential Information includes but is not limited to customer lists, marketing plans, proposals, contracts, technical and/or financial information, databases, software and know-how. All Confidential Information remains the confidential and proprietary information of the Company.

2. As referred to herein, the "Business of the Company" shall relate to the business of the Company as the same is determined by the Board of Directors of the Company from time to time.

3. The Participant may in the course of the Engagement conceive, develop or contribute to material or information related to the Business of the Company, including, without limitation, software, technical documentation, ideas, inventions (whether or not patentable), hardware, know-how, marketing plans, designs, techniques, documentation and records, regardless of the form or media, if any, on which such is stored (referred to in this Agreement as "Proprietary Property"). The Company shall exclusively own all Proprietary Property which the Participant conceives, develops or contributes to in the course of the Engagement and all intellectual and industrial property and other rights of any kind in or relating to the Proprietary Property, including but not limited to all copyright, patent, trade secret and trade-mark rights in or relating to the Proprietary Property. For greater certainty, the Participant hereby assigns to the Company any and all rights that the Participant may have or obtain in or to the Proprietary Property. Material or information conceived, developed or contributed to by the Participant outside work hours on the Company's premises or through the use of the Company's property and/or assets shall also be Proprietary Property and be governed by this Agreement if such material or information relates to the Business of the Company. The Participant shall keep full and accurate records accessible at all times to the Company relating to all Proprietary Property and shall promptly disclose and deliver to the Company all Proprietary Property.

4. The Participant shall, both during and after the Engagement, keep all Confidential Information and Proprietary Property confidential and shall not use any of it except for

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the purpose of carrying out authorized activities on behalf of the Company. The Participant may, however, use or disclose Confidential Information which:

(i) is or becomes public other than through a breach of this Agreement;

(ii) is known to the Participant prior to the date of this Agreement and with respect to which the Participant does not have any obligation of confidentiality; or

(iii) is required to be disclosed by law, whether under an order of a court or government tribunal or other legal process, provided that Participant informs the Company of such requirement in sufficient time to allow the Company to avoid such disclosure by the Participant.

The Participant shall return or destroy, as directed by the Company, Confidential Information and Proprietary Property to the Company upon request by the Company at any time. The Participant shall certify, by way of affidavit or statutory declaration, that all such Confidential Information and Proprietary Property has been returned or destroyed, as applicable.

5. The Participant covenants and agrees not to make any unauthorized use whatsoever of or to bring onto the Company's premises for the purpose of making any unauthorized use whatsoever of any trade secrets, confidential information or proprietary property of any third party, including without limitation any trade-marks or copyrighted materials, during the course of the Engagement. The Participant agrees and represents that the Engagement and the execution of this Agreement do not and will not breach any agreement to which the Participant is currently a party or which currently applies to the Participant.

6. At the reasonable request and at the sole expense of the Company, the Participant shall do all reasonable acts necessary and sign all reasonable documentation necessary in order to ensure the Company's ownership of the Proprietary Property and all intellectual and industrial property rights and other rights in the same, including but not limited to providing to the Company written assignments of all rights to the Company and any other documents required to enable the Company to document rights to and/or register patents, copyrights, trade-marks, industrial designs and such other protections as the Company considers advisable anywhere in the world.

7. The Participant hereby irrevocably and unconditionally waives all moral rights the Participant may now or in the future have in any Proprietary Property.

8. The Participant agrees that the Participant will, if requested from time to time by the Company, execute such further reasonable agreements as to confidentiality and proprietary rights as the Company's customers or suppliers reasonably required to protect Confidential Information or Proprietary Property.

9. Regardless of any changes in position, salary or otherwise, including, without limitation, termination of the Engagement, unless otherwise stipulated pursuant to the terms hereof,

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the Participant will continue to be subject to each of the terms and conditions of this Agreement and any other(s) executed pursuant to the preceding paragraph.

10. The Participant agrees that the Participant's sole and exclusive remedy for any breach of this Agreement or any other agreement by the Company will be limited to monetary damages and that the Participant will not make any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property.

11. The Participant acknowledges that the services provided by the Participant to the Company are unique. The Participant further agrees that irreparable harm will be suffered by the Company in the event of the Participant's breach or threatened breach of any of his or her obligations under this Agreement, and that the Company will be entitled to seek, in addition to any other rights and remedies that it may have at law or equity, a temporary or permanent injunction restraining the Participant from engaging in or continuing any such breach hereof. Any claims asserted by the Participant against the Company shall not constitute a defense in any injunction action, application or motion brought against the Participant by the Company.

12. This Agreement is governed by the laws of the New Jersey

13. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deleted and the other provisions shall remain in effect.

IN WITNESS WHEREOF the Company has caused this Agreement to be executed as of the ___ day of 9/5, 2018.

[signature]

James Guercioni

[signature]

Witness by:

JGG

FIRST JERSEY CANNABIS CORPORATION

Non-Qualified Stock Option

1. NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Name of Optionee: JAMES GUERCIONI

Total Number of Shares Granted: 4,000 shares of Fisrt Jersey Corporation \$.001 par value

Exercise Price per Share: \$2.25

Grant Date: Closing date of public offering – Offering Circulars Annexed.

This option may be exercised, in whole or in part, at any time within the three (3) year option period. The option period is from date of Stock Offering closing and end two years later. and complying to the conditions under Section 2.3(A)(B) and Section 2.9.

2. AGREEMENT

2.1 Grant of Option. The Administrator hereby grants to the optionee named in the Notice of Stock Option Grant attached as Part I of this Option Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"), subject to the terms and conditions of this Option Agreement and the Plan.

2.2 Exercise of Option.

(A) Vesting/Right to Exercise. This Option is exercisable during its term in accordance with the Schedule set forth in Section 1 of this document and the applicable provisions of this Option Agreement and the Plan. This Option may also become exercisable in accordance with Section 2.11 below.

(B) Method of Exercise. This Option is exercisable by delivering to the Administrator a fully executed "Exercise Notice" or by any other method approved by the Administrator. The Exercise

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Notice shall provide that the Optionee is electing to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Administrator. Payment of the full aggregate Exercise Price as to all Exercised Shares must accompany the Exercise Notice. This Option shall be deemed exercised upon receipt by the Administrator of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. The Optionee is responsible for filing any reports of remittance or other foreign exchange filings required in order to pay the Exercise Price.

2.3 Limitation on Exercise.

(A) The grant of this Option and the issuance of Shares upon exercise of this Option are subject to compliance with all Applicable Laws. This Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any Applicable Laws. In addition, this Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act") is in effect at the time of exercise of this Option with respect to the Shares; or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The Optionee is cautioned that unless the foregoing conditions are satisfied, the Optionee may not be able to exercise the Option when desired even though the Option is vested. As a further condition to the exercise of this Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Any Shares that are issued will be "restricted securities" as that term is defined in Rule 144 under the Securities Act, and will bear an appropriate restrictive legend, unless they are registered under the Securities Act. The Company is under no obligation to register the Shares issued upon exercise of this Option before the formal Securities Act effective date. Since the Plan calls for a formal registration filing with the Securities and Exchange Commission (SEC), Optionee's underlying shares are entitled to be registered as part of the offering of shares to the public. The Stock Option is not applicable under Rule 144, unless Optionee wishes to "exercise the option" before the effective date of the SEC filing.

(B) Special Termination Period. If exercise of the Option on the last day of the termination period set forth in Section 1 is prevented by operation of paragraph (A) of this Section 2.3, then this Option shall remain exercisable until 14 days after the first date that paragraph (A) no longer operates to prevent exercise of the Option.

2.4 Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following methods; provided, however, the payment shall be in strict compliance with all procedures established by the Administrator:

(A) cash;

(B) check or wire transfer;

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(C) subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price;

(D) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator (Officers and Directors shall not be permitted to use this procedure if this procedure would violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended);

(E) subject to any conditions or limitations established by the Administrator, retention by the Company of so many of the Shares that would otherwise have been delivered upon exercise of the Option as have a Fair Market Value on the exercise date equal to the aggregate exercise price of all Shares as to which the Option is being exercised, provided that the Option is surrendered and cancelled as to such Shares;

(G) Optionee have the right to sell all or any part of the underlying Shares of the Option in the open market and use the proceeds of such sale to Exercise Option. This method is known as a "Cashless Exercise/Same-Day Sale". In essence, cashless exercise offers the Optionee the means to exercise the option if Optionee don't have the cash, or if Optionee don't want to hold the shares; or may sell all the shares at once or may sell only enough shares to cover the exercise costs in a "sell-to-cover." Ten days prior to such sale of Shares, Optionee shall give her intent to Exercise Option by written notice and to offer such sale in the public market; or

(F) any combination of the foregoing methods of payment.

2.5 Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee. This Option may not be assigned, pledged, or hypothecated by the Optionee whether by operation of law or otherwise, and is not subject to execution, attachment, or similar process. Notwithstanding the foregoing, this Option is designated as a No statutory Stock Option, as permitted by Rule 701 of the Securities Act of 1933, as amended, as the Administrator may determine in its sole discretion.

2.6 Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant and may be exercised during such term only in accordance with this Option Agreement and the Plan.

2.7 Tax Obligations.

(A) Withholding Taxes. The Optionee shall make appropriate arrangements with the Administrator for the satisfaction of all applicable Federal, state, local, and foreign

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income taxes, employment tax, and any other taxes that are due as a result of the Option exercise. With the Administrator's consent, these arrangements may include withholding Shares that otherwise would be issued to the Optionee pursuant to the exercise of this Option. The Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.8 Special Termination Period if the Optionee Subject to Blackout Period. The Company has established an Insider Trading Policy (as such policy may be amended from time to time, the "Policy") relative to trading while in possession of material, undisclosed information. The Policy prohibits officers, directors, employees, and consultants of the Company and its subsidiaries from trading in securities of the Company during certain "Blackout Periods" as described in the Policy. If the last day of the termination period set forth in Section 1 is during such a Blackout Period, then this Option shall remain exercisable until 14 days after the first date that there is no longer in effect a Blackout Period applicable to the Optionee.

2.9 Lock-Up Agreement. In connection with any underwritten public offering of Shares made by the Company pursuant to a registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares (including but not limited to Shares subject to this Option) or any rights to acquire Shares of the Company for such period beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at the time as may be established by the underwriters for such public offering; provided, however, that such period shall end not later than 180 days from the effective date of such registration statement. The foregoing limitation shall not apply to shares registered for sale in such public offering.

2.10 Entire Agreement; Governing Law. This Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of Vermont.

By the Optionee's signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement and the Plan. The Optionee has reviewed this Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel before executing this Option Agreement and fully understands all provisions of this Option Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to this Option Agreement and the Plan.

The Optionee further agrees that the Company may deliver all documents relating to the Plan or this Option (including prospectuses required by the Securities and Exchange Commission), and all other documents that the Company is required to deliver to its security holders or the

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Optionee (including annual reports, proxy statements and financial statements), either by e-mail or by e-mail notice of a Web site location where those documents have been posted. The Optionee may at any time (i) revoke this consent to e-mail delivery of those documents; (ii) update the e-mail address for delivery of those documents. The Optionee may request an electronic copy of any of those documents by requesting a copy in writing from the Company. The Optionee understands that an e-mail account and appropriate hardware and software, including a computer or compatible cell phone and an Internet connection, will be required to access documents delivered by e-mail.

OPTIONEE: James Guercioni

James Guercioni
____

James Guercioni

First Jersey Cannabis Corporation

____

By: Christopher Netelkos
President

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MINUTES OF SPECIAL MEETING OF BOARD OF DIRECTORS

FIRST JERSEY CANNABIS CORPORATION

A SPECIAL MEETING of the Board of Directors of the above-named Corporation was held on the:

Date: September 10, 2018
Time: 8:00 AM
Place: 2186 Greenville Turnpike
Port Jervis, New York 12771

The following Directors were present, constituting a quorum:

Christopher Netelkos
Eden Willow Netelkos

The Chairperson, Christopher Netelkos, called the meeting to order and then advised that all of the shareholders had requested that the Corporation approve the below stated Agreements. Upon motion duly made, seconded and unanimously approved, it was:

RESOLVED, that the Corporation shall undertake to file a registration statement with an agency of the federal government and other state agencies to offer for sale to the public 1,000,000 common stock, $0.01 par value common at $2.25 per shares. The proceeds of which will be used to fund the Corporation.

RESOLVED, that the Corporation affirms and agrees upon the Option Agreement for Purchase Assets, executed on 30th day of August 2018, with Mr. James Guerioni (the "Seller'). The assets are: (1) four acres, (2) property #3 Block 289X592, (3) three story building, (4) 9,200 sf greenhouse, (4) 3,000 sf commercial building, (5) other property and assorted equipment. The purchase price is nine hundred and twenty thousand dollars ($920,000). Such assets shall be free of all and any encumbrances, liens or other liabilities of any kind. The closing date is subject to a successful public offering of common stock. Submitted as Attachment

RESOLVED, that that the Corporation affirms and agrees upon an Employment Agreement with Eden Willow Netelkos, in which Ms. Netelkos shall receive a salary of $25,000 per annum until such time that the Corporation obtained a commercial cannabis license in the state of New Jersey. At that time, Ms. Netelkos' salary shall increase to $115,000 per annum and entitled to a two-year stock option for 100,000 shares calculated at the weighted average of the price of the common stock over the prior 12 months. The Employment Agreement is subject to a successful public offering of common stock. Submitted as Attachment

RESOLVED, that that the Corporation affirms and agrees upon an Employment Agreement with James Guercioni in which he shall work on a full-time basis exclusively for the Corporation as Operations Manager at a salary of $52,000 per annum. As incentive for his employment, he receives a Non-Qualified Stock Option to purchase 4,000 shares of common stock at $2.25 per a share. The Employment Agreement is subject to a successful public offering of common stock. Submitted as Attachment

RESOLVED, that that the Corporation affirms and agrees upon an Employment Agreement with Christopher Netelkos, as stated:

1. Duties and Responsibilities. As Chief Executive Officer, Mr. Netelkos shall report to the Corporation's Board of Directors (the "Board"); shall also continue to serve as a member of the Board and as Chairperson of the Board subject to the terms and conditions of the Corporation's Bylaws. The terms of the Agreement allow the Corporation to change his position, duties, and work location from time to time in its discretion. As a Corporation employee, he is expected to abide by Corporation rules and policies as adopted from time to time, applicable to all officers of the Corporation.

2. Salary. His salary will be $90,000 per year initially, less payroll deductions and withholdings, paid on the Corporation's normal payroll schedule (the "Base Salary"). Base Salary will be paid in accordance with the Corporation's normal payroll schedule. Salary is not effective until the date the planned offering of common stock to the general public has been successfully concluded and the Corporation receives the proceeds of such public offering. Until that date, Mr. Netelkos shall not receive any salary, but agreements to continue his efforts on behalf of the Corporation.

3. Benefits. During his employment, Mr. Netelkos shall be eligible to participate in the standard benefits plans offered to similarly situated employees by the Corporation from time to time, subject to plan terms and generally applicable Corporation policies. He will also be eligible to accrue four weeks of paid vacation and sick leave pursuant to the Corporation's standard policies. In addition to these standard benefits, during her employment the Corporation will pay the annual premiums (up to $10,000 per year) for a key person term life insurance policy of $1,000,000, subject to an underwriter's acceptance. The Corporation and he will also enter into the Corporation's standard form of Indemnification Agreement.

4. Business and Travel Expenses. The Corporation will reimburse him for reasonable out-of-pocket expenses incurred in the performance of her duties for the Corporation in accordance with the Corporation's rules and policies.

Agreement with Mr. Netelkos submitted as Attachment

THERE ARE NO FURTHER business to come before the meeting, upon motion duly made, seconded and unanimously adopted, the meeting was adjourned.

Christopher Netelkos
President/Secretary

Eden Willow Netelkos
Vice President

First Jersey Cannabis Corporation

September 1 2018

Eden Willow Netelkos
2186 Greenville Turnpike
Port Jervis, NY 12771

Dear Ms. Netelkos

I am pleased to confirm our verbal offer of employment to you as Vice President with First Jersey Cannabis Corporation, effective on the date of Stock Offering closing.

The details of our offer, including the terms and conditions of your employment, are attached as Schedule "A."

Please take the time to carefully review our offer. This letter, along with the enclosed schedules, outlines the obligations of both First Jersey Cannabis Corporation and yourself with respect to your employment conditions, and is governed by the laws of New Jersey. It details the terms and conditions of your employment with Company, and will form our agreed upon employment contract with you once signed.

Accepting employment will be conditional upon agreeing to and signing the attached copy of this letter and the attached Schedule(s), initialing each page in the right-hand corner, and returning it to me upon your earliest convenience, but prior to your first day of employment.

Ms. Netelkos, we look forward to welcoming you to the Company team and wish you a successful and rewarding career with us.

Sincerely,

Christopher Netelkos
President, First Jersey Cannabis Corporation

Schedule A

First Jersey Cannabis Corporation

Terms and Conditions of Employment

The following outlines the terms and conditions of employment with First Jersey Cannabis Corporation. The Company reserves the right to change these terms and conditions as necessary, with due notice.

Title	Title
	Eden Willow Netelkos, Vice President
Responsibilities	A copy of your position description is attached as Schedule "B." While employed by the Company, you agree to work on a full-time basis exclusively for the Company and agree that you shall not, while you are employed by the Company, be employed or engaged in any capacity, in promoting, undertaking or carrying on any other business that competes with the Company or interferes or could reasonably interfere with your duties to the Company without our prior written permission.
Salary	Ms. Netelkos shall receive a salary of $25,000 per annum until such time that the Company obtained a commercial cannabis license in the state of New Jersey. At that time, time Ms. Netelkos salary shall increase to $115,000 per annum and entitled to a two-year stock option for 100,000 shares calculated at the weighted average of the price of the common stock over the prior 12 months. Ms. Netelkos is a Director and Officer of the Company.
Status	Full-time
Start Date	Upon the closing of the proposed stock offering.
End Date	open
Hours of Work	As required.

Accountable expenses	You are entitled to accountable expenses on all Company authorized assignments.
Payroll Schedule	Your salary will be paid to you on a weekly basis, less required deductions, (through direct deposit) OR (by check).
Vacation	You will be entitled to one week of vacation annually.
Benefits	You shall be entitled to participate in all benefit plans of Company as may be made available to employees of Company from time to time for which you are eligible.
Travel	As per the requirements of your position, you will be expected to travel up to 15% of the time.
Policies and Standards	Company has established a variety of policies and standards that ensure a safe, enjoyable working environment. During the period of your employment with us, you agree to be bound by these policies and standards, and any future policies and standards that are reasonably introduced by the Company. It is agreed that the introduction and administration of these policies is within the sole discretion of Company and that these policies do not form a part of this Agreement. It is agreed that if Company introduces, amends or deletes employment-related policies as conditions warrant that such introduction, deletion or amendment does not constitute a breach of this Agreement.
Confidentiality and Intellectual Property	Our offer of employment is conditional upon you agreeing to and abiding by the "Confidentiality and Proprietary Information Agreement." Attached Schedule "C."
Non-Solicitation	You hereby agree that, while you are employed by Company and for one (1) year following the termination of your employment with Company, you will not (i) recruit, attempt to recruit or directly or indirectly participate in the recruitment of, any Company employee or (ii) directly or indirectly solicit, attempt to solicit, canvass or interfere with any customer or supplier of Company in a manner that conflicts with or interferes in the business of Company as conducted with such customer or supplier.
Representation	You hereby represent and warrant to Company that you are not party to any written or oral agreement with any third party that would restrict your ability to enter into this Agreement or the Confidentiality and Proprietary Information Agreement or to perform your obligations hereunder and that you will not, by joining Company, breach any non-disclosure, proprietary rights, non-competition, non-solicitation or other covenant in favour of any third party.

Changes to Duties and/or Compensation	If your duties or compensation should change during the course of your employment with Company, the validity of our agreement will not be affected. In addition, if one or more of the provisions in our agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
Resignation	Should you wish to resign your employment with Company, you will be required to provide two weeks' written notice to enable us transition your work.
Stock Option	Ms. Netelkos is entitled to a two-year stock option for 100,000 shares calculated at the weighted average of the price of the common stock over the prior 12 months.

Schedule B

Job Description

Ms. Netelkos to serve as Vice President and Director Ms. Netelkos will be employed at 1030 White Horse Pike, Egg Harbor, NJ 08215.

Schedule C

Employee Covenants

Confidentiality and Proprietary Information Agreement

In consideration of employment as an employee or engagement as an independent contractor with *Company* (the "Company"), the undersigned (the "Participant") agrees and covenants as follows:

1. Employment with the Company as an employee or engagement with the Company as an independent contractor, as the case may be (the "Engagement"), will give the Participant access to proprietary and confidential information belonging to the Company, its customers, its suppliers and others (the proprietary and confidential information is collectively referred to in this Agreement as "Confidential Information"). Confidential Information includes but is not limited to customer lists, marketing plans, proposals, contracts, technical and/or financial information, databases, software and know-how. All Confidential Information remains the confidential and proprietary information of the Company.

2. As referred to herein, the "Business of the Company" shall relate to the business of the Company as the same is determined by the Board of Directors of the Company from time to time.

3. The Participant may in the course of the Engagement conceive, develop or contribute to material or information related to the Business of the Company, including, without limitation, software, technical documentation, ideas, inventions (whether or not patentable), hardware, know-how, marketing plans, designs, techniques, documentation and records, regardless of the form or media, if any, on which such is stored (referred to in this Agreement as "Proprietary Property"). The Company shall exclusively own all Proprietary Property which the Participant conceives, develops or contributes to in the course of the Engagement and all intellectual and industrial property and other rights of any kind in or relating to the Proprietary Property, including but not limited to all copyright, patent, trade secret and trade-mark rights in or relating to the Proprietary Property. For greater certainty, the Participant hereby assigns to the Company any and all rights that the Participant may have or obtain in or to the Proprietary Property. Material or information conceived, developed or contributed to by the Participant outside work hours on the Company's premises or through the use of the Company's property and/or assets shall also be Proprietary Property and be governed by this Agreement if such material or information relates to the Business of the Company. The Participant shall keep full and accurate records accessible at all times to the Company relating to all Proprietary Property and shall promptly disclose and deliver to the Company all Proprietary Property.

4. The Participant shall, both during and after the Engagement, keep all Confidential Information and Proprietary Property confidential and shall not use any of it except for the purpose of carrying out authorized activities on behalf of the Company. The Participant may, however, use or disclose Confidential Information which:

(i) is or becomes public other than through a breach of this Agreement;

(ii) is known to the Participant prior to the date of this Agreement and with respect to which the Participant does not have any obligation of confidentiality; or

(iii) is required to be disclosed by law, whether under an order of a court or government tribunal or other legal process, provided that Participant informs the Company of such requirement in sufficient time to allow the Company to avoid such disclosure by the Participant.

The Participant shall return or destroy, as directed by the Company, Confidential Information and Proprietary Property to the Company upon request by the Company at any time. The Participant shall certify, by way of affidavit or statutory declaration, that all such Confidential Information and Proprietary Property has been returned or destroyed, as applicable.

5. The Participant covenants and agrees not to make any unauthorized use whatsoever of or to bring onto the Company's premises for the purpose of making any unauthorized use whatsoever of any trade secrets, confidential information or proprietary property of any third party, including without limitation any trade-marks or copyrighted materials, during the course of the Engagement. The Participant agrees and represents that the Engagement and the execution of this Agreement do not and will not breach any agreement to which the Participant is currently a party or which currently applies to the Participant.

6. At the reasonable request and at the sole expense of the Company, the Participant shall do all reasonable acts necessary and sign all reasonable documentation necessary in order to ensure the Company's ownership of the Proprietary Property and all intellectual and industrial property rights and other rights in the same, including but not limited to providing to the Company written assignments of all rights to the Company and any other documents required to enable the Company to document rights to and/or register patents, copyrights, trade-marks, industrial designs and such other protections as the Company considers advisable anywhere in the world.

7. The Participant hereby irrevocably and unconditionally waives all moral rights the Participant may now or in the future have in any Proprietary Property.

8. The Participant agrees that the Participant will, if requested from time to time by the Company, execute such further reasonable agreements as to confidentiality and proprietary rights as the Company's customers or suppliers reasonably required to protect Confidential Information or Proprietary Property.

9. Regardless of any changes in position, salary or otherwise, including, without limitation, termination of the Engagement, unless otherwise stipulated pursuant to the terms hereof, the Participant will continue to be subject to each of the terms and conditions of this Agreement and any other(s) executed pursuant to the preceding paragraph.

10. The Participant agrees that the Participant's sole and exclusive remedy for any breach of this Agreement or any other agreement by the Company will be limited to monetary damages and that the Participant will not make any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property.

11. The Participant acknowledges that the services provided by the Participant to the Company are unique. The Participant further agrees that irreparable harm will be suffered by the Company in the event of the Participant's breach or threatened breach of any of his or her obligations under this Agreement, and that the Company will be entitled to seek, in addition to any other rights and remedies that it may have at law or equity, a temporary or permanent injunction restraining the Participant from engaging in or continuing any such breach hereof. Any claims asserted by the Participant against the Company shall not constitute a defense in any injunction action, application or motion brought against the Participant by the Company.

12. This Agreement is governed by the laws of the New Jersey

13. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deleted and the other provisions shall remain in effect.

IN WITNESS WHEREOF the Company has caused this Agreement to be executed as of the 1 day of SEPTEMBER, 2018

Eden Willow Netelkos

Witness by:

FIRST JERSEY CANNABIS CORPORATION

Non-Qualified Stock Option

1. NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Name of Optionee: EDEN WILLOW NETELKOS

Total Number of Shares Granted: 100,000 shares of First Jersey Corporation $.001 par value

Exercise Price per Share: Calculated at the weighted average of the price of the common stock over the prior 12 months from the date of employment.

Grant Date: Closing date of public offering – Offering Circulars Annexed.

This option may be exercised, in whole or in part, at any time within the three (3) year option period. The option period is from date of Stock Offering closing and end two years later. and complying to the conditions under Section 2.3(A)(B) and Section 2.9.

2. AGREEMENT

2.1 Grant of Option. The Administrator hereby grants to the optionee named in the Notice of Stock Option Grant attached as Part I of this Option Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"), subject to the terms and conditions of this Option Agreement and the Plan.

2.2 Exercise of Option.

(A) Vesting/Right to Exercise. This Option is exercisable during its term in accordance with the Schedule set forth in Section 1 of this document and the applicable provisions of this Option Agreement and the Plan. This Option may also become exercisable in accordance with Section 2.11 below.

(B) Method of Exercise. This Option is exercisable by delivering to the Administrator a fully executed "Exercise Notice" or by any other method approved by the Administrator. The Exercise Notice shall provide that the Optionee is electing to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Administrator. Payment of the full aggregate Exercise Price as to all Exercised Shares must accompany the Exercise Notice. This Option shall be deemed exercised upon receipt by the Administrator of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. The Optionee is responsible for filing any reports of remittance or other foreign exchange filings required in order to pay the Exercise Price.

2.3 Limitation on Exercise.

(A) The grant of this Option and the issuance of Shares upon exercise of this Option are subject to compliance with all Applicable Laws. This Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any Applicable Laws. In addition, this Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act") is in effect at the time of exercise of this Option with respect to the Shares; or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The Optionee is cautioned that unless the foregoing conditions are satisfied, the Optionee may not be able to exercise the Option when desired even though the Option is vested. As a further condition to the exercise of this Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Any Shares that are issued will be "restricted securities" as that term is defined in Rule 144 under the Securities Act, and will bear an appropriate restrictive legend, unless they are registered under the Securities Act. The Company is under no obligation to register the Shares issued upon exercise of this Option before the formal Securities Act effective date. Since the Plan calls for a formal registration filing with the Securities and Exchange Commission (SEC), Optionee's underlying shares are entitled to be registered as part of the offering of shares to the public. The Stock Option is not applicable under Rule 144, unless Optionee wishes to "exercise the option" before the effective date of the SEC filing.

(B) Special Termination Period. If exercise of the Option on the last day of the termination period set forth in Section 1 is prevented by operation of paragraph (A) of this Section 2.3, then this Option shall remain exercisable until 14 days after the first date that paragraph (A) no longer operates to prevent exercise of the Option.

2.4 Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following methods; provided, however, the payment shall be in strict compliance with all procedures established by the Administrator:

(A) cash;

(B) check or wire transfer;

(C) subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price;

(D) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator (Officers and Directors shall not be permitted to use this procedure if this procedure would violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended);

(E) subject to any conditions or limitations established by the Administrator, retention by the Company of so many of the Shares that would otherwise have been delivered upon exercise of the Option as have a Fair Market Value on the exercise date equal to the aggregate exercise price of all Shares as to which the Option is being exercised, provided that the Option is surrendered and cancelled as to such Shares;

(G) Optionee have the right to sell all or any part of the underlying Shares of the Option in the open market and use the proceeds of such sale to Exercise Option. This method is known as a "Cashless Exercise/Same-Day Sale". In essence, cashless exercise offers the Optionee the means to exercise the option if Optionee don't have the cash, or if Optionee don't want to hold the shares; or may sell all the shares at once or may sell only enough shares to cover the exercise costs in a "sell-to-cover." Ten days prior to such sale of Shares, Optionee shall give her intent to Exercise Option by written notice and to offer such sale in the public market; or

(F) any combination of the foregoing methods of payment.

2.5 Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee. This Option may not be assigned, pledged, or hypothecated by the Optionee whether by operation of law or otherwise, and is not subject to execution, attachment, or similar process. Notwithstanding the foregoing, this Option is designated as a No statutory Stock Option, as permitted by Rule 701 of the Securities Act of 1933, as amended, as the Administrator may determine in its sole discretion.

2.6 Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant and may be exercised during such term only in accordance with this Option Agreement and the Plan.

2.7 Tax Obligations.

(A) Withholding Taxes. The Optionee shall make appropriate arrangements with the Administrator for the satisfaction of all applicable Federal, state, local, and foreign income taxes, employment tax, and any other taxes that are due as a result of the Option exercise. With the Administrator's consent, these arrangements may include withholding Shares that otherwise would be issued to the Optionee pursuant to the exercise of this Option. The Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.8 Special Termination Period if the Optionee Subject to Blackout Period. The Company has established an Insider Trading Policy (as such policy may be amended from time to time, the "Policy") relative to trading while in possession of material, undisclosed information. The Policy prohibits officers, directors, employees, and consultants of the Company and its subsidiaries from trading in securities of the Company during certain "Blackout Periods" as described in the Policy. If the last day of the termination period set forth in Section 1 is during such a Blackout Period, then this Option shall remain exercisable until 14 days after the first date that there is no longer in effect a Blackout Period applicable to the Optionee.

2.9 Lock-Up Agreement. In connection with any underwritten public offering of Shares made by the Company pursuant to a registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares (including but not limited to Shares subject to this Option) or any rights to acquire Shares of the Company for such period beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at the time as may be established by the underwriters for such public offering; provided, however, that such period shall end not later than 180 days from the effective date of such registration statement. The foregoing limitation shall not apply to shares registered for sale in such public offering.

2.10 Entire Agreement; Governing Law. This Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of Vermont.

By the Optionee's signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement and the Plan. The Optionee has reviewed this Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel before executing this Option Agreement and fully understands all provisions of this Option Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final

all decisions or interpretations of the Administrator upon any questions relating to this Option Agreement and the Plan.

The Optionee further agrees that the Company may deliver all documents relating to the Plan or this Option (including prospectuses required by the Securities and Exchange Commission), and all other documents that the Company is required to deliver to its security holders or the Optionee (including annual reports, proxy statements and financial statements), either by e-mail or by e-mail notice of a Web site location where those documents have been posted. The Optionee may at any time (i) revoke this consent to e-mail delivery of those documents; (ii) update the e-mail address for delivery of those documents. The Optionee may request an electronic copy of any of those documents by requesting a copy in writing from the Company. The Optionee understands that an e-mail account and appropriate hardware and software, including a computer or compatible cell phone and an Internet connection, will be required to access documents delivered by e-mail.

OPTIONEE: Eden Willow Netelkos

Eden Willow Netelkos

First Jersey Cannabis Corporation

By: Christopher Netelkos
President

Schedule A

First Jersey Cannabis Corporation

Terms and Conditions of Employment

The following outlines the terms and conditions of employment with First Jersey Cannabis Corporation (the "Company"). The Company reserves the right to change these terms and conditions as necessary, with due notice.

Title	Title
	Deborah K. Williams, Technical Applications Manger.
Responsibilities	A copy of your position description is attached as Schedule "B." While employed by the Company, you agree to work and agree that you shall not be employed or engaged in any capacity, in promoting, undertaking or carrying on any other business that competes with the Company or interferes or could reasonably interfere with your duties to the Company without our prior written permission.
Salary	$30,000 per annum
Status	As time requires at your option.
Start Date	Upon the closing of the proposed stock offering.
End Date	Open
Hours of Work	As required, but shall not exceed 832 hours in a calendar year (or prorated portion of a partial year), including vacation hours, without additional compensation agreeable to you and the Company.
Accountable expenses	You are entitled to accountable expenses on all Company authorized travel.
Payroll Schedule	Your salary will be paid to you on a weekly basis, less required deductions, (through direct deposit) OR (by check).
Vacation	You will be entitled to 16 hours of vacation annually.

KW

Benefits	You shall be entitled to participate in all benefit plans of Company as may be made available to employees of Company from time to time for which you are eligible.
Travel	As per the requirements of your position, you will be expected to travel up to 2% of the time.
Policies and Standards	Company has established a variety of policies and standards that ensure a safe, enjoyable working environment. During the period of your employment with us, you agree to be bound by these policies and standards, and any future policies and standards that are reasonably introduced by the Company. It is agreed that the introduction and administration of these policies is within the sole discretion of Company and that these policies do not form a part of this Agreement. It is agreed that if Company introduces, amends or deletes employment-related policies as conditions warrant that such introduction, deletion or amendment does not constitute a breach of this Agreement.
Confidentiality and Intellectual Property	Our offer of employment is conditional upon you agreeing to and abiding by the "Confidentiality and Proprietary Information Agreement." Attached Schedule "C."
Non-Solicitation	You hereby agree that, while you are employed by Company and for one (1) year following the termination of your employment with Company, you will not (i) recruit, attempt to recruit or directly or indirectly participate in the recruitment of, any Company employee or (ii) directly or indirectly solicit, attempt to solicit, canvass or interfere with any customer or supplier of Company in a manner that conflicts with or interferes in the business of Company as conducted with such customer or supplier.
Representation	You hereby represent and warrant to Company that you are not party to any written or oral agreement with any third party that would restrict your ability to enter into this Agreement or the Confidentiality and Proprietary Information Agreement or to perform your obligations hereunder and that you will not, by joining Company, breach any non-disclosure, proprietary rights, non-competition, non-solicitation or other covenant in favor of any third party.
Changes to Duties and/or Compensation	If your duties or compensation should change during the course of your employment with Company, the validity of our agreement will not be affected. In addition, if one or more of the provisions in our agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

DKW

Resignation	Should you wish to resign your employment with Company, you will be required to provide two weeks' written notice to enable us transition your work.
Stock Ownership	You will receive 10,000 shares of common stock in the Company, $0.01 par value as a signing bonus.

DKW

Schedule B

Job Description and Other Circumstances

Ms. Williams to serve as Technical Applications Manger. Ms. Williams will not be employed at 1030 White Horse Pike, Egg Harbor, NJ 08215, and instead work at a location suitable to her. No expenses or cost are chargeable to the Company relating to her work location.

DKW

Schedule C

Employee Covenants

Confidentiality and Proprietary Information Agreement

In consideration of employment as an employee or engagement as an independent contractor with First Jersey Cannabis Corporation (the "Company"), the undersigned (the "Participant") agrees and covenants as follows:

1. Employment with the Company as an employee or engagement with the Company as an independent contractor, as the case may be (the "Engagement"), will give the Participant access to proprietary and confidential information belonging to the Company, its customers, its suppliers and others (the proprietary and confidential information is collectively referred to in this Agreement as "Confidential Information"). Confidential Information includes but is not limited to customer lists, marketing plans, proposals, contracts, technical and/or financial information, databases, software and know-how. All Confidential Information remains the confidential and proprietary information of the Company.

2. As referred to herein, the "Business of the Company" shall relate to the business of the Company as the same is determined by the Board of Directors of the Company from time to time.

3. The Participant may in the course of the Engagement conceive, develop or contribute to material or information related to the Business of the Company, including, without limitation, software, technical documentation, ideas, inventions (whether or not patentable), hardware, know-how, marketing plans, designs, techniques, documentation and records, regardless of the form or media, if any, on which such is stored (referred to in this Agreement as "Proprietary Property"). The Company shall exclusively own all Proprietary Property which the Participant conceives, develops or contributes to in the course of the Engagement and all intellectual and industrial property and other rights of any kind in or relating to the Proprietary Property, including but not limited to all copyright, patent, trade secret and trade-mark rights in or relating to the Proprietary Property. For greater certainty, the Participant hereby assigns to the Company any and all rights that the Participant may have or obtain in or to the Proprietary Property. Material or information conceived, developed or contributed to by the Participant outside work hours on the Company's premises or through the use of the Company's property and/or assets shall also be Proprietary Property and be governed by this Agreement if such material or information relates to the Business of the Company. The Participant shall keep full and accurate records accessible at all times to the Company relating to all Proprietary Property and shall promptly disclose and deliver to the Company all Proprietary Property.

4. The Participant shall, both during and after the Engagement, keep all Confidential Information and Proprietary Property confidential and shall not use any of it except for the purpose of carrying

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out authorized activities on behalf of the Company. The Participant may, however, use or disclose Confidential Information which:

(i) is or becomes public other than through a breach of this Agreement;

(ii) is known to the Participant prior to the date of this Agreement and with respect to which the Participant does not have any obligation of confidentiality; or

(iii) is required to be disclosed by law, whether under an order of a court or government tribunal or other legal process, provided that Participant informs the Company of such requirement in sufficient time to allow the Company to avoid such disclosure by the Participant.

The Participant shall return or destroy, as directed by the Company, Confidential Information and Proprietary Property to the Company upon request by the Company at any time. The Participant shall certify, by way of affidavit or statutory declaration, that all such Confidential Information and Proprietary Property has been returned or destroyed, as applicable.

5. The Participant covenants and agrees not to make any unauthorized use whatsoever of or to bring onto the Company's premises for the purpose of making any unauthorized use whatsoever of any trade secrets, confidential information or proprietary property of any third party, including without limitation any trade-marks or copyrighted materials, during the course of the Engagement. The Participant agrees and represents that the Engagement and the execution of this Agreement do not and will not breach any agreement to which the Participant is currently a party or which currently applies to the Participant.

6. At the reasonable request and at the sole expense of the Company, the Participant shall do all reasonable acts necessary and sign all reasonable documentation necessary in order to ensure the Company's ownership of the Proprietary Property and all intellectual and industrial property rights and other rights in the same, including but not limited to providing to the Company written assignments of all rights to the Company and any other documents required to enable the Company to document rights to and/or register patents, copyrights, trade-marks, industrial designs and such other protections as the Company considers advisable anywhere in the world.

7. The Participant hereby irrevocably and unconditionally waives all moral rights the Participant may now or in the future have in any Proprietary Property.

8. The Participant agrees that the Participant will, if requested from time to time by the Company, execute such further reasonable agreements as to confidentiality and proprietary rights as the Company's customers or suppliers reasonably required to protect Confidential Information or Proprietary Property.

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9. Regardless of any changes in position, salary or otherwise, including, without limitation, termination of the Engagement, unless otherwise stipulated pursuant to the terms hereof, the Participant will continue to be subject to each of the terms and conditions of this Agreement and any other(s) executed pursuant to the preceding paragraph.

10. The Participant agrees that the Participant's sole and exclusive remedy for any breach of this Agreement or any other agreement by the Company will be limited to monetary damages and that the Participant will not make any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property.

11. The Participant acknowledges that the services provided by the Participant to the Company are unique. The Participant further agrees that irreparable harm will be suffered by the Company in the event of the Participant's breach or threatened breach of any of his or her obligations under this Agreement, and that the Company will be entitled to seek, in addition to any other rights and remedies that it may have at law or equity, a temporary or permanent injunction restraining the Participant from engaging in or continuing any such breach hereof. Any claims asserted by the Participant against the Company shall not constitute a defense in any injunction action, application or motion brought against the Participant by the Company.

12. This Agreement is governed by the laws of the New Jersey

13. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deleted and the other provisions shall remain in effect.

IN WITNESS WHEREOF the Company has caused this Agreement to be executed as of the ___ day of _____________, 20__.

Deborah K. Williams

Deborah K. Williams

TERMS AND CONDITIONS

These Terms and Conditions (the "Terms and Conditions") apply to that certain Certificate of Transfer Agent Appointment, dated as of September 20, 2018 (the "Appointment Certificate" and together with these Terms & Conditions, the "Agreement"), by and between First Jersey Cannabis Corporation, a corporation company/corporation duly organized under the laws of the State of Wyoming (the "Company") and Equity Stock Transfer, LLC, a Nevada limited liability company (the "Transfer Agent"), is for the purpose of performing the services described therein.

RECITALS

WHEREAS, the Company desires that certain services be provided by the Transfer Agent with regard to the issuance, transfer and registration of certain securities of the Company;

WHEREAS, the Transfer Agent is engaged in the business of providing services for issuers of securities and seeks to provide such services to the Company; and

WHEREAS, the parties hereto desire to set forth the terms and conditions for the providing of services by the Transfer Agent to the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

I. GENERAL APPOINTMENT OF TRANSFER AGENT; DOCUMENTS

a. Pursuant to the Appointment Certificate, the Transfer Agent is appointed as the transfer agent for the issuance, transfer and registration of the Company's "Securities" and to perform such other services related to the Securities as provided in the Agreement. The term "Securities" as used in these Terms & Conditions shall have the meaning set forth in the Appointment Certificate and shall include "Designated Securities" as provided below.

b. The Company has provided original or true and correct copies to the Transfer Agent of each of the documents listed on the Legal Document Checklist attached as Exhibit A.

c. The Company has accurately completed the Preliminary Information Form attached as Exhibit B and provided a copy to the Transfer Agent.

II. ISSUANCE OF DESIGNATED SECURITIES

The Transfer Agent is authorized and directed to issue Securities of the Company from time to time upon receiving from the Company the following (upon receipt of the following, such additional issuance of the Securities are called the "Designated Securities"):

a. Written instructions as to the issuance from an authorized officer of the Company

b. A copy of the Articles of Incorporation or Certificate of Incorporation and bylaws, together with all restatements and amendments through the date of issuance, certified by the Secretary of the State of Incorporation, or a statement from an authorized officer of the Company that any such previously provided documents remain current.

c. A certified copy of any order, consent, decree or other authorization that may relate to the issuance of the Designated Securities.

d. An opinion of the Company's counsel that (i) the Designated Securities are duly authorized, validly issued, fully paid and non-assessable, (ii) issuance of the Designated Securities has been registered (stating effective date thereof) under the Securities Act of 1933 (as amended) (the "Act") and the class of Securities represented by the Designated Securities has been registered under the Securities Exchange Act of 1934 (as amended), or, if exempt from registration, the basis of such exemption, and (iii) no order or consent of any governmental or regulatory authority other than that provided to the Transfer Agent is required in connection with the issuance of the Designated Securities or, if no such order or consent is required, a statement to that effect. The opinion should also indicate whether it is necessary that the Designated Securities bear a restrictive legend and the wording of the legend or a statement to the effect that all Designated Securities to be issued are freely transferable upon presentation to the Transfer Agent for that purpose.

e. Such further documents as the Transfer Agent may reasonably request.

III. **AUTHORIZED OFFICERS.**

a. Specimen signatures of the officers of the Company authorized to sign the physical evidence of Securities, including any certificate (see Exhibit H) together with any applicable specimen certificates, shall be provided to the Transfer Agent to be used by it for the purpose of comparison. The Transfer Agent shall be protected and held harmless in recognizing and acting upon any signature, certificates or other document believed by it in good faith to be genuine. When any officer of the Company shall no longer be vested with the authority to sign evidence of Securities for the Company, a written notice thereof shall be given to the Transfer Agent and until receipt of such notice the Transfer Agent shall be fully protected and held harmless in recognizing and acting upon the evidence of Securities bearing the signature of such officer or any signature believed by it in good faith to be such genuine signature.

b. The Transfer Agent shall not be charged with notice of any change in the officers of the Company until notice of such change shall be given in writing by the Company to the Transfer Agent.

c. In the event any officer of the Company who shall have signed blank stock certificates or other evidence of Securities (or whose facsimile signature shall have been used) shall die, resign or be removed prior to the issuance of such certificates or other evidence of Securities, the Transfer Agent in its capacity as Transfer Agent or Registrar, may issue or register such stock certificates or other evidence of Securities as the stock certificates or evidence of Securities of the Company, notwithstanding such death, resignation or removal, unless directed to the contrary by the Company in writing.

IV. **REGISTRAR; TRANSFER OF SECURITIES**

a. The Transfer Agent is authorized and directed to act as the official registrar of the Securities and any additional Designated Securities pursuant to Section II of this Agreement upon receipt by the Transfer Agent of the completed and signed reliance letter substantially in the form of Exhibit I together with complete, accurate and balanced records referenced therein.

b. The Transfer Agent is authorized and directed to make transfer of Securities from time to time upon the books of the Company as maintained by the Transfer Agent.

c. Securities, in either certificated or book entry form (or other appropriate form of ownership), will be transferred or exchanged upon the surrender of the old Securities (or appropriate instructions in the case of noncertificated shares) in a form reasonably deemed by the Transfer Agent to be properly endorsed for transfer, accompany by such documents as the Transfer Agent may deem necessary to evidence the authority of the person making the transfer. The Transfer Agent reserves the right to refuse to transfer securities until it has received reasonable assurance that each necessary endorsement is genuine and effective, that the transfer of securities is legally valid and genuine and that the requested transfer is otherwise legally in order. For that purpose, the Transfer Agent may require an acceptable guaranty of the signature of the person signing and appropriate assurance of authority to do so. The Transfer Agent may rely upon the Uniform Commercial Code, applicable law or regulation, and generally accepted industry practice in effecting transfers, or in delaying or refusing to effect transfers. The Transfer Agent may delay or refuse to process any transfer that in its reasonable judgment appears improper or unauthorized. If, on a transfer of a restricted item, Company counsel fails to issue an opinion or to provide adequate reasons therefor within a "reasonable" number of business days of a request to do so, the Transfer Agent is authorized, but not required, to process such transfer upon receipt of an appropriate opinion.

d. Transfer Agent shall be fully protected and held harmless in recognizing and acting upon written instructions of an authorized officer of the Company.

e. When the Transfer Agent deems it expedient, it may apply to the Company, or counsel for the Company, or to its own counsel for instructions and advice; that the Company will promptly furnish or will cause its counsel to furnish such instructions and advice, and, for any action taken in accordance with such instructions or advice, or in case such instructions and advice shall not be promptly furnished, the Company will indemnify and hold harmless the Transfer Agent from any and all liability, including attorney's fees and court costs.

f. The Company will at all times advise the Transfer Agent of any and all stop transfer notices or adverse claims lodged against the Securities of the Company and further, will promptly notify the Transfer Agent when any such notices or claims have expired or been removed. The Transfer Agent is not otherwise responsible for stop transfer notices or adverse claims from either the Company or third parties unless it has received actual written notice.

V. **LOST SECURITIES**

In the event that certificates for shares or other evidence of Securities of the Company shall be represented to have been lost, stolen or destroyed (hereinafter called the "Old Certificate"), the Transfer Agent, upon being furnished with an indemnity bond (naming the Company and Transfer Agent as obliges therein) in such form and amount and with such surety as shall be reasonably satisfactory to it, is authorized to countersign a new certificate or other evidence of ownership for the number of Securities of the Company represented by the Old Certificate.

VI. **RECORDKEEPING**

a. The Transfer Agent is authorized and directed to maintain records showing the name and address of, and the number of Securities issued to each holder of, said Securities together with such other records as the Transfer Agent may deem necessary or advisable to discharge its duties as set forth herein.

b. Upon at least two (2) Business Days' prior written notice to the Transfer Agent, the Company or its attorney or agent may inspect and examine, at any time during ordinary business hours, any stockholder account records of the Company in the possession of the Transfer Agent. The Company shall pay any actual out-of-pocket costs and expenses incurred by the Transfer Agent, including photocopying costs, in connection with the inspection.

c. In case of any request or demand for the inspection of the stock records of the Company or any other records in the possession of the Transfer Agent, the Transfer Agent will notify the Company for instructions permitting or refusing such inspection; provided, however, that the Transfer Agent reserves the right to permit the inspection of the stock records and other records of the Company and its holder of securities by any regulatory authority including the Securities and Exchange Commission ("SEC") and the Depository Trust & Clearing Corporation ("DTCC").

d. Subject to the applicable law and regulation, the Transfer Agent shall maintain, in a retrievable database, electronic copies of transfer records, including cancelled or destroyed stock certificates, which have been cancelled or destroyed by the Transfer Agent. The Transfer Agent shall maintain such electronic records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Transfer Agent shall provide to the Company or its designee, copies of such electronic records relating to stock certificates cancelled or destroyed by the Transfer Agent.

VII. **RESPONSIBILITIES, INDEMNITEES, AND COMPENSATION HEREUNDER**

a. The Transfer Agent may conclusively rely and act or refuse to act without further investigation upon any list, instruction, certification, authorization, stock certificate or other communication, including electronic communication, instrument or paper by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by any duly authorized person or persons, or upon the instruction of the Company or the advice of counsel for the Company, or counsel for the Transfer Agent. The Transfer Agent may make any transfer or registration of ownership for such securities which is believed

by it in good faith to have been duly authorized or may refuse to many any such transfer or registration if in good faith the Transfer Agent deems such refusal necessary in order to avoid any liability upon either the Company or itself. The Company agrees that it shall not give Transfer Agent direction to take any action or refrain from taking any action, if implementing such direction would be a violation of applicable law or regulation. The Company agrees that it shall not direct Transfer Agent to transfer any security if such security is subject to any restriction or prohibition on transfer to or from securities intermediary in its capacity as such, and Transfer Agent shall be protected in refusing to effect any such transfer.

b. For each class or series of Securities, the Company shall provide a Company's Final Balancing Report in substantially the form of Exhibit E and the prior transfer agent (or the Company in the event there is no prior transfer agent) shall provide a certification of securities outstanding and provide details about any unresolved discrepancies, and such other information as the Transfer Agent shall request.

c. The Transfer Agent may conclusively and in good faith rely and act, or refuse to act, upon the records and information provided to it by the Company and its prior transfer agent or recordkeeper without independent review and shall have no responsibility or liability for the accuracy or inaccuracy of such records and information.

d. The Company will indemnify, defend, protect and hold harmless the Transfer Agent and its managers, affiliates, agents, officers and employees (the "Indemnities") from and against any and all: losses, costs, claims, damages, suits, judgments, penalties, liabilities, and expenses, including, without limitation, reasonable attorney's fees and expenses, incurred or made, arising out of or in connection with any act or omission of a prior transfer agent of the Company or the performance of the Transfer Agent's obligations under the provisions of this Agreement, including, but not limited to, acting, or refusing to act, in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, report, record, instructions or other instrument or document believed by the Transfer Agent in good faith to be valid, genuine and sufficient (the forgoing are referred to as "Indemnifiable Costs"); provided, however, such indemnification shall not apply to any such act or omission finally adjudicated to have been directly caused by the bad faith or gross negligence of the Transfer Agent. The Indemnitees shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve the Indemnitees in expense, unless first indemnified to the Transfer Agent's satisfaction. The indemnitees provided by this paragraph shall survive the resignation or removal of the Transfer Agent or the termination of this Agreement. If the Indemnification provisions of this Agreement are inadequate or unavailable for any reason, the Indemnitees shall be entitled to contribution from the Company and any third-party payors including insurers for all Indemnifiable Costs.

e. Anything in the Agreement to the contrary notwithstanding, in no event shall either party or its respective affiliates, agents, officers, directors, managers and employees be liable under or in connection with this Agreement for special, indirect, incidental, punitive, or consequential losses or damages of any kind whatsoever, including, but not limited to lost

profits, whether or not foreseeable, even if advised of the possibility thereof and regardless of the form of action in which such damages are sought.

f. The Transfer Agent may, in connection with the services described in the Agreement, engage subcontractors, agents, co- transfer agents or attorneys-in-fact, provided the same shall have been selected with reasonable care. The Transfer Agent is authorized by the Company to execute all agreements, appoint agents, or sub-agents and do all other acts deemed necessary to carry out the general purposes of this Agreement. The Company shall provide to the Transfer Agent any books, records, or memoranda which are required in defense of any claim which may arise in the performance of the Transfer Agent's duties hereunder.

g. The Transfer Agent may consult with counsel of its choice, and any such advice of such counsel shall be full and complete authorization and protection to the Transfer Agent with respect to any such action taken or omitted by it in good faith, in reliance upon such advice, in connection with the performance of its duties or obligations under the Agreement. The Company agrees to reimburse the Transfer Agent for all reasonable expenses, disbursements and counsel fees (including reasonable expenses and disbursements of counsel) incurred with respect thereto.

h. The Company agrees that the Transfer Agent shall be paid fees for its services and reimbursed for expenses in accordance with the attached fee schedule (See attached Fee Schedule – Exhibit F), which may be updated by the Transfer Agent from time to time. Requests for payment of fees and expenses shall be submitted by the Transfer Agent in the form of a written invoice at the beginning of each month, or at such time every thirty (30) days from the date of appointment (the "Billing Cycle"), for the services to be provided for that month or Billing Cycle. The Company shall make payment upon receipt of all invoices and all invoices shall be considered late if not paid in full by the last day of each month or Billing Cycle. The Company shall pay interest at the rate of 0.75% per month for all late invoices.

i. The Transfer Agent will, at its own expense, maintain in full force and effect at all times during the term of this appointment insurance coverage in amounts with standard coverage and subject to deductibles as is customary for insurance typically maintained by similar transfer agents.

j. The Transfer Agent will not have any liability for failure to perform or delay in performing duties set forth herein if the failure or delay is due to an event of force majeure. An event of force majeure is an event or condition beyond the Transfer Agent's control including, but not limited to, acts of God, natural disaster, civil unrest, state of war, fire, power failure, equipment failure, act of terrorism, or similar events beyond the Transfer Agent's control. The Transfer Agent will make reasonable efforts to minimize performance delays or disruptions in the event of such occurrences.

k. Nothing in the Agreement shall be construed to give any person or entity other than the Transfer Agent and the Company, and their successors or assigns, any legal or equitable

right, remedy or claim under this Agreement. The Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Company.

VIII. **DISBURSEMENT AGENT FOR SECURITIES AND CASH**

a. The Transfer Agent is hereby appointed as the disbursement agent for the Company. The Transfer Agent will distribute securities and cash (including by way of dividend) upon written notice by an officer of the Company advising the Transfer Agent of a distribution, including declaration of a dividend, and in the case of a cash distribution, the payment to the Transfer Agent of the necessary funds with which to pay in currently available funds at least one (1) business day before each payment date. If not previously agreed to and included on Exhibit F, the Company and Transfer Agent shall mutually agree to a reasonable fee for such disbursement services.

b. The Company agrees to deposit good and collected funds with the Transfer Agent such that the collected balance available to the Transfer Agent is sufficient to cover the amount of the distribution to be paid. Neither party intends the Transfer Agent to make a loan to the Company. The Transfer Agent shall have no obligation to pay any distribution until the Company has provided sufficient collected and immediately available funds to the Transfer Agent.

c. The Transfer Agent is authorized to draw and deliver from time to time new checks for the payment of distributions to take the place of checks theretofore drawn but not presented for payment, when such checks are represented by the payees to have been lost, mislaid or destroyed, and not to have been endorsed or negotiated, and the Transfer Agent stops payment of such original check with its financial institution. Unclaimed funds shall remain in designated disbursement accounts until such time as they are claimed by the stockholder or their representative, or, until the Company, subject to applicable law and regulation, provides further direction as to their disposition.

IX. **SUCCESSOR AGENT FOR CORPORATE ACTIONS**

To the extent that the Company has undertaken any corporate actions previously for which a prior agent has acted as Company's agent for the exchange of shares, Securities or other securities or entitlements for cash and/or stock, the Transfer Agent is hereby appointed as Company's successor agent for all such transactions without further action on the part of the Company or Transfer Agent. The Transfer Agent is further authorized to request all records and funds related to those transactions from the prior agent or agents.

X. **CONSENT TO USE OF NAME AND LOGO**

a. Each party may disclose in regulatory filings, marketing materials and in other communications the fact that Transfer Agent has been appointed pursuant to this Agreement, however, neither party may disclose the specific terms of this Agreement, including any fee information, without prior written consent of the other party, unless disclosure of such fee information is required by SEC rules and regulations.

b. The Company grants the Transfer Agent a revocable limited license to use the Company's logo ("Logo") in connection with the Transfer Agent's use of any electronic images and print images, including, but not limited to, the Equity Stock Transfer website, proxy website, statements, proxies, envelopes, letterhead and checks. The Company will supply its Logo to the Transfer Agent as an electronic file or in another mutually acceptable format. The Transfer Agent agrees to discontinue use of the Logo within thirty (30) days after receiving writing notice from the Company that permission to use the Logo has been terminated.

c. The Company grants the Transfer Agent permission to make copies of the Company's share purchase plan brochure/prospectus for the plan(s) managed by Transfer Agent and to display those copies on the Transfer Agent's internet website.

XI. **UNCLAIMED PROPERTY ADMINISTRATION**

a. The Transfer Agent will provide unclaimed property reporting services for unclaimed certificates for the Securities and related cash dividends, which may be deemed abandoned or otherwise subject to applicable unclaimed property law or regulation. Such services may include preparation of unclaimed property reports, delivery of abandoned property to various states, completion of required due diligence notifications, responses to inquiries from owners, and such other services as may reasonably be necessary to comply with applicable unclaimed property law or regulation.

b. The Company shall assist the Transfer Agent and provide such cooperation as may reasonably be necessary in the performance of the services hereunder including delivery to the Transfer Agent of any and all such unclaimed property which may not otherwise be in the Transfer Agent's possession.

c. The Transfer Agent shall assist the Company in responding to inquiries from administrators of state unclaimed property law or regulation regarding reports filed on the Company's behalf or in response to requests to confirm the name of a reclaiming owner. The Transfer Agent shall exercise reasonable efforts to obtain release agreements from the various states offering such release agreements with respect to reports and abandoned property delivered to them and indemnification agreements from those states willing to provide them.

d. The Transfer Agent, or its duly appointed agent, shall timely remit unclaimed shares and cash of the Company to the appropriate state or jurisdiction, as provided for under applicable property law or regulation. The Transfer Agent shall provide such reports regarding unclaimed property services hereunder as the Company may reasonably request from time to time.

e. If the Company elects not to have the Transfer Agent provide unclaimed property services as described herein, the Company shall give the Transfer Agent written notice of such election, and include in such notice: i) acknowledgment by the Company that failure to report unclaimed property may result in the assessment of interest and penalties by the states against the Company; and ii) a statement releasing the Transfer Agent from any

a. The Transfer Agent and Company acknowledge that during the course of the Agreement, the parties (the Discloser being the "Discloser" and the Recipient the "Recipient") may make confidential data available to each other or may otherwise have access to proprietary or confidential information regarding the Company, its stockholders, or the Transfer Agent, or its or their affiliates (collectively, "Confidential Data"). Confidential Data includes all information not generally known or used by others and which gives, or may give the possessor of such information an advantage over its competitors or which could cause the Company or Transfer Agent injury, loss of reputation or goodwill if disclosed. Such information includes, but is not necessarily limited to: data or information that identifies past, current or potential customers, stockholders, business practices, financial results, fees, research, development, systems and plans; certain information and material identified by the Discloser as "Proprietary" or "Confidential," data that the Transfer Agent furnishes to the Company from the Transfer Agent's database, data received from the Company and enhanced by the Transfer Agent; and/or data or information that the Recipient be reasonably be expected to know is Confidential. Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media. Because of the sensitive nature of the information that the Recipient and its employees or agents may obtain as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data. This Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, are Confidential and Proprietary, and shall be treated as Confidential Data by the parties hereto. The Transfer Agent acknowledges that all Confidential Data furnished by the Company is considered proprietary and strictly confidential. The parties agree to maintain security measures to protect Confidential Data in its possession.

b. The Recipient agrees to hold as confidential all Confidential Data it receives from the Discloser. As between the Recipient and Discloser, ownership of Confidential Data shall remain with the Discloser, and Recipient shall not take any ownership interest in or right to use the Confidential Data unless expressly agreed to in writing by the Discloser. The Recipient will use at least the same care and discretion to avoid unauthorized use and disclosure of the Discloser's Confidential Data as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care and no less than is required by law. The Recipient may only use and disclose Confidential Information of the Discloser only as necessary for the following "Permitted Purposes": (1) performing its obligations under this Agreement; (2) in the case of the Company, deriving the reasonable and intended benefit from the services provided by the Transfer Agent under this Agreement; and (3) as otherwise specifically permitted in writing by the Discloser in this Agreement or elsewhere. The Recipient may disclose Confidential Data to: (i) its employees and employees of permitted subcontractors and affiliates who have a need to know; (ii) its attorneys and accountants as necessary in the ordinary course of its business; (iii) any regulatory authority, including the SEC and DTCC; and (iv) any other party with the Discloser's prior written consent. Without limiting the foregoing, the parties further agree, subject to applicable law and regulations, that: (i) Confidential Data shall not be distributed, disclosed, or conveyed to any third party except by prior written approval of the Discloser; (ii) no copies or reproductions shall be made of any Confidential Data,

notice shall state the basis for such termination, or (ii) upon thirty (30) days advance written notice that the other party is in material breach of its obligations hereunder, unless the breaching party has cured breach within such thirty (30) day period. Any notice of termination by the Company shall include a certified copy of a resolution of the Board of Directors of the Company related to such termination and payment for all amount due and owing to the Transfer Agent. The Transfer Agent shall have no further obligation to provide services under the Agreement as of the effective date of any termination of this Agreement provided however that the Transfer Agent will provide such services and documentation which are reasonable requested by the Company to effectuate the termination and appointment of a new transfer agent. The Company agrees that any blank stock certificates shall either be delivered directly to a banknote printer to oversilver the name of Transfer Agent, or destroyed, as directed by the Company. The Company agrees to pay the cost of oversilvering and delivering the blank stock certificates, and imprinting the name of the successor Transfer Agent thereon.

b. Upon the effect date of termination and in accordance with the provisions noted above, the Transfer Agent shall deliver, at the expense of the Company, to the Company, or to a successor transfer agent as directed in writing by the Company (and if no successor transfer agent has been identified at the time of resignation or removal, then the following shall be provided directly to the Company), all records of the Company in the possession of the Transfer Agent, with the exception of any blank stock certificates, as discussed in paragraph (a) above.

XV. MERGER OR CONSOLIDATION

Any company into which the business of the Transfer Agent may be sold, merged, consolidated or converted, or any company resulting from any sale, merger, conversion or consolidation to which it shall be a party, shall be a successor Transfer Agent, Registrar, Rights Agent, and/or Dividend Disbursing Agent, as the case may be, without the execution or filing of any paper or the performance of any further act, anything herein to the contrary notwithstanding.

XVI. NOTICES

All notices to be given by one party to the other under the Agreement shall be in writing and shall be sufficient if made to such party at their respective address set forth below by:

(i) personal delivery (including delivery by any commercial delivery service);
(ii) registered or certified mail, postage prepaid, return receipt requested; or
(iii) facsimile transmission ("Fax");

If notice to Company: As set forth in the Appointment Certificate.

If notice to the Transfer Agent:

Equity Stock Transfer, LLC
Attn: Chief Executive Officer
237 W 37th Street, Suite 601
New York, New York 10018

ARTICLE IV. OFFICERS

Section 1. Number. [Section 17-16-840.]
The officers of the corporation shall be a Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice-presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer or Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office: Resignation. [Sections 17-16-840, -843.]
The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders, or as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. In the absence of an election or appointment, the person exercising such powers are deemed to have been elected to such offices under Wyoming law.

Section 3. Removal. [Section 17-16-843.]
Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. [Section 17-16-843.]
A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term and until the successor shall have been chosen and qualified.

Section 5. Officers. [Sections 17-16-840, -841.]
The Board of Directors may appoint the following officers:

5.1. Chairman of the Board of Directors. The Board of Directors shall elect the Chairman of the Board of Directors from its membership. He shall preside at the meetings of the Board and Shareholders and perform such other duties as may be assigned to him by the Board of Directors from time to time.

5.2. President/CEO. The President shall be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when the Chairman of the Board of Directors is absent, preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be

Exhibit A

LEGAL DOCUMENTATION CHECKLIST

Documents required to make Equity Stock Transfer's appointment as transfer agent effective.

The following documents are generally due (ten) 10 calendar days in advance of the Effective Date

1. A copy of the Certificate of Incorporation of the Company, together with all amendments, duly certified by the Secretary of State.
2. A copy of the Bylaws of the Company and all amendments thereto certified by the Secretary or Assistant Secretary of the Company.
3. A Reliance Letter in the form of Exhibit I signed by an authorized officer of the Company stating that Equity Stock Transfer may rely on the information provided by the former transfer agent or recordkeeper. The Reliance Letter should set forth the particulars as to any stop transfer orders (e.g., lost certificates or adverse claims) and a summary of any court order or other document(s) that affects the transfer and/or registrar of the Securities or other transfer restrictions in effect against any outstanding certificates (or stating that there are none), or, if applicable, a statement that Equity Stock Transfer may rely upon such information provided by the former transfer agent or recordkeeper.
4. A list (in the form of Exhibit H) of names, titles and specimen signatures of:
   - Officers of the Company authorized to sign certificates representing securities.
   - Officers or other employees authorized to give Equity Stock Transfer instructions for original issuance and/or cancellation of shares of stock of the Company.
   - Person(s) authorized to give ongoing instructions (other than original issuance instructions) to, or to requisition information from, Equity Stock Transfer.
5. A final balancing report (Exhibit E) certified correct by the Secretary of the Company providing information regarding the Designated Securities for which Equity Stock Transfer is appointed.
6. Specimen stock certificates (currently in circulation or to be issued) of the class or classes of securities for which Equity Stock Transfer is appointed.
7. Preliminary Information Form (Exhibit B) to the Transfer Agent Services Agreement to be completed by Company and returned to Equity Stock Transfer.
8. If the Company has a rights plan and wishes to appoint Equity Stock Transfer as successor Rights Agent, a copy of the Rights Plan must be provided to Equity Stock Transfer for review prior to the effective date of appointment.

9. Fully executed Certificate of Transfer Agent Appointment.
10. Other agreements and documents as may be determined to be necessary.

Exhibit B

PRELIMINARY INFORMATION FORM

1. Name of Company: First Jersey Cannabis Corporation
2. Principal Address: 1030 W. White Horse Pike, Egg Harnor City, NJ -8215
3. Mailing Address (if different from Principal Address):
4. Date of Incorporation/Organization: Augest 31, 2018
5. Jurisdiction of Organization: Wyoming
6. Jurisdiction(s) where Company is qualified to do business: New Jersey
7. Federal Tax Payer Identification: 83-1799120
8. Class(es) of Stock: common stock, $0.01 par value
9. CUSIP number(s):
10. Total Authorized Shares: 10,000,000
11. Total Outstanding Shares: 3,020,000
12. Total Number of Shareholders: 3

Exhibit C

ADMINISTRATION OF UNCLAIMED PROPERTY

Exhibit D

DEEP SEARCH SERVICES

Exhibit E

COMPANY'S FINAL BALANCING REPORT

Category of Securities	**Number of Shares**
Class of Securities and Par Value for which Equity Stock Transfer is appointed as Transfer Agent and Registrar: Common stock, par value $0.01 Securities for which Equity Stock Transfer is NOT appointed as Transfer Agent and Registrar:	10,000,000
Shares authorized by Certificate of Incorporation/Formation: (Note that the below Shares Outstanding, Shares Undesignated, and all Shares Reserved added together will equal Shares Authorized by Certificate of Incorporation/Formation)	10,000,000
Shares Undesignated (not authorized for a specific purpose by the Board of Directors):	
Shares Reserved for issuance (Please specify below the purpose for each group of Shares Reserved and put the number of shares reserved in the proper column. Examples are: Option Plan, Restricted Stock Plan, Conversion of Preferred Stock, Warrants, etc.)	(This field should be left blank)
Reserve Share description:	
Reserve Share description:	
Reserve Share description:	
Treasure Shares:	

Information above certified true and correct by:

____

Name:

Title:

Dated: ________________

Exhibit F

Services and Fee Schedule

Setup

Transfer of existing shareholder information from compatible electronic file (e.g. Excel, CSV, TXT).
Establish secure, private issuer access to shareholder data.

Securityholder Services

- Maintenance of securityholder accounts, including new accounts, account consolidation and, as necessary, escheatment.
- Address changes, including special addresses for dividend payments or seasonal changes of address.
- Prompt response to securityholder correspondence, email and phone calls.
- Storage on issuer records in compliance with SEC guidelines.

Transfers/Certificate Issuances:

- Processing routine and restricted transfers will be billed per transaction based on the following schedule

Monthly fee is calculated based upon the following schedule of securityholders on a per month, per issue basis:

Monthly Maintenance of up to 200 securityholders: $100/month
Monthly Maintenance of over 200 securityholders: $100/month + $0.25 per holder over 200

The following services are provided on a per transaction fee basis as set forth below:

Certificate Cancelation (per certificate)	$3.00
New issuance of certificate (includes one new certificate)	$30.00
Each additional new certificate issuance (from same registration)	$5.00
Transfer of certificate (includes one new certificate)	$30.00
Each additional transferred certificate (from same registration)	$5.00
Restricted transfer (*includes legend removal and examination of legal opinions and ancillary documents) in addition to transfer fees above	$100.00
Cost basis reporting	$1.00 (per shareholder)

Lost certificate replacement (plus surety bond or 3% of current market value of security)	$30.00
24 hour turnaround	$75.00
Same day/RUSH turnaround	$150.00
Rejection fee	$25.00
FedEx overnight courier (within US)	$35.00
FedEx Saturday delivery (within US)	$75.00
FedEx International (*subject to change depending on delivery address)	$75.00

Reports

- 24/7 electronic and encrypted access to securityholder reports.
- Unlimited on-demand reports, sorted according to issuer criteria (non-certified)

Stock Audit/Control Books

- Cost basis tracking, as required.
- Maintenance of outstanding share records.
- Prompt response to audit requests.

Regulatory Compliance

- Routine compliance checks of shareholder accounts against Office of Foreign Assets Control Specially Designated Nationals list, as required by law.
- Preliminary list stockholder searches as required by SEC regulations.
- Assistance to issuer with escheatment/abandoned property obligations.

Premium and Excluded Services

The Company will be billed separately at cost for certain out-of-pocket expenses such as postage, courier fees, and an inventory of blank share certificates.

The above services do not include services in connection with stock splits, reverse stock splits, and "deep search" and associated escheatment/lost property fees. They do not include services for DWAC set-up, issuances or transfer and does not include service for corporate actions, such as reorganizations, share exchanges, additional classes of stock or securities, conversions or redemptions of securities, exercise of warrants, tender offers or self-tenders, or public offerings including initial public offerings.

The fees for some Premium and Excluded Services are listed below and do not constitute the all of the Premium and Excluded Services that the Transfer Agent offers:

DTC FAST set up **(one time fee)**	$300.00

DTC FAST monthly fee	$150.00
DWAC confirmations (per item) when charged to the issuer	$25.00
DWAC or DRS confirmations (per item) when charged to brokers	$75.00
Corporate Actions (mergers, acquisitions, name changes, stock splits (reverse and forward), dividends and distributions, reorganizations, share exchanges, tender offers, self-tenders, etc.)	Negotiable
Initial Public Offerings	Negotiable
Proxy Preparation (includes printing, mailing of proxy cards, electronic voting)	Negotiable
Closing Account Fees	Negotiable

Exhibit G

RESOLUTION OF APPOINTMENT

I, the undersigned, do hereby certify that I am the duly elected, qualified and acting Secretary of First Jersey Cannabis Corporation a Wyoming corporation organized under the laws of the state of ________________ (the "Company"); that (i) approval by the Board of Directors is not necessary for the appointment of Equity Stock Transfer, LLC as the Transfer Agent, Registrar and Disbursing Agent, or (ii) the following is a true copy of a resolution adopted by the Board of Directors of the Company at a meeting duly held on Sept 20th, 2018 at which a quorum was present and voted, or by unanimous written consent effective as of such date, that said resolution is not in full force and effect, and shall remain in full force and effect until altered by subsequent Board resolution:

> RESOLVED, that EQUITY STOCK TRANSFER, LLC, its successors and assigns, is hereby appointed Transfer Agent, Registrar and Disbursing Agent (the "Transfer Agent") effective ____________________ (the "Effective Date of Appointment"), to act in accordance with its general practices and the Certificate of Transfer Agent Appointment, for the transfer ad registration of securities and the disbursement of securities and cash, including dividends. The Effective Date of Appointment may be changed by written agreement of the Company and the Transfer Agent.

WITNESS my authorized signature as Secretary of the Company on this 20 day of Sept , 2018.

Name: Christopher Netelkos, CEO
Title:

BY
First Jersey Cannabis Corporation (the "Company")

a Wyoming
(state of corporation)

corporation
(description of entity – e.g.. corporation, partnership)

The Company is authorized to issue the following shares/units (the "Securities"):

Class of Stock	Par Value	Number of Shares/Units Authorized
common	$0.01	10,000,000

The address of the Company to which Notices may be sent is:

First Jersey Cannabis Corporation
Christopher Netelkos, CEO
1030 W. White Horse Pike
Egg Harbor, NJ 08215
Attention: Christopher Netelkos

The name and address of legal counsel for the Company is:

same

Attached are true copies of the certificate of incorporation and bylaws (or such other comparable documents for non-corporate entities), as amended, of the Company.

If any provision of the certificate of incorporaiton or by-laws of the Company, any court or administrative order, or any other document, affects any transfer agency or registrar function or responsibility relating to the shares, attached is a statement of each such provision.

All shares issued and outstanding as of the date hereof, or to be issued during the term of this appointment, are/shall be duly authorized, validly issued, fully paid and non-assessable. All such shares are (or, in the case of shares that have not yet been issued, will be) either (i) duly registered under the Securities Act of 1933, as amended (the "33 Act"), and the Securities Act of 1934, as amended (together with the 33 Act, the "Acts") or (ii) issued or transferred in a transaction or series of transactions exempt from the registration provisions of the relevant Act and certificates representing such shares bear or shall bear all appropriate legends.

Equity Stock Transfer, LLC ("EST") is hereby appointed as transfer agent and registrar for the shares/units of the Company set forth above, in accordance with the general practices of EST and its regulations set forth in the Terms & Conditions of EST, a copy of which we have received and reviewed.

The initial term of this Certificate of Appointment shall be one (1) year from the date of this Certificate of Appointment. After the one (1) year anniversary of the term, the Company may provide written notice at least thirty (30) days prior to terminating the appointment should the Company desire to do so. The term of this appointment shall be governed in accordance with this paragraph, nothwithstanding the cessation of active trading in the capital stock of the Company.

The Company will advise EST of any change in any information contained in this Certificate by a supplemental Certificate or otherwise in writing.

WITNESS my hand this 20th day of Sept, 2018.

x

By: Christopher Netelkos
Title: CEO

By:
Name: Christopher Netelkos
Title: CEO

BLANK PAGE

Exhibit I

RELIANCE LETTER

Date: September 20, 2018

Equity Stock Transfer, LLC
Attn: Chief Executive Officer
237 W 37th St, Suite 601

Dear Sirs:

Equity Stock Transfer, LLC ("EST"), can rely on the stockholder records of First Jersey Cannabis Corp. provided by the Company to EST (the "Stock Ledger"). The Stock Ledger is a complete and accurate listing of all outstanding securities of the Company. Except as indicated in the Stock Ledger, there are no (i) stop transfer orders (e.g. lost certificates or adverse claims), (ii) court order or other document that affects the transfer and/or registrar of the Securities, and (iii) transfer restrictions in effect against any outstanding shares.

Thank you in advance for your assistance.

Sincerely,

By: ______________________

Name: Christopher Netelkos

Title: CEO